Exhibit 10.10

PROPERTY MANAGEMENT AGREEMENT

dated

as of December 3, 2004

between

INTRAWEST U.S. COMMERCIAL PROPERTY MANAGEMENT, INC.

(Manager)

- and -

CNL INCOME MAMMOTH, LP

(Owner)

TABLE OF CONTENTS

		Page No.
ARTICLE I INTERPRETATION		1
1.1	Definitions	1
1.2	Definition of Affiliate	10
1.3	Rules of Construction	11

ARTICLE II OPERATING TERM OF AGREEMENT		11
2.1	Initial Operating Term	11
2.2	Option to Renew	11

ARTICLE III OPERATION OF THE OPERATED FACILITIES		12
3.1	Appointment of Manager	12
3.2	Manager as Agent	14
3.3	Standard for Manager’s Operation of Operated Facilities	15
3.4	Rental Constraints	15
3.5	Leasing Program	15
3.6	Rental to Manager or its Affiliates	17
3.7	Communication	17
3.8	Purchases and Contracts	18
3.9	Licenses and Permits	18
3.10	Laws and Ordinances	19
3.11	Legal Proceedings	19
3.12	Furniture and Equipment	19
3.13	Association Memberships	20
3.14	Covenant Not to Compete	20

ARTICLE IV ANNUAL PLAN		20
4.1	Annual Plan	20
4.2	Compliance with Annual Plan	22

ARTICLE V EMPLOYEES		22
5.1	Employees	22
5.2	Commissions, Salaries and Wages	22

ARTICLE VI PROVISION OF FUNDS AND ACCOUNTS		22
6.1	Basis of Calculations	22
6.2	Owner’s Obligation to Fund	23
6.3	Provision of Working Capital	23
6.4	Operating Account	23
6.5	Capital Improvements Account	23
6.6	Operation of Operating and Capital Improvements Accounts	23
6.7	General Account	24
6.8	Withholding Tax	24
6.9	Mortgagee’s Cash Management Arrangements	24

ARTICLE VII BOOKS, RECORDS AND STATEMENTS		24
7.1	Manager to Keep Records, etc.	24
7.2	Location - Inspection	25
7.3	Periodic Statements	25

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ARTICLE VIII MANAGER COMPENSATION		25
8.1	Management Fee	25
8.2	Leasing Commissions	25
8.3	Payment of Management Fee and Leasing Commission Fee	26
8.4	Reimbursements	26

ARTICLE IX TENANT DEPOSITS		26
9.1	Tenant Deposits	26

ARTICLE X REPAIRS AND MAINTENANCE AND CAPITAL IMPROVEMENTS		26
10.1	Repairs and Maintenance	26
10.2	Capital Improvements	26
10.3	Warranties	27

ARTICLE XI COVENANTS		27
11.1	Continued Management	27
11.2	Prompt Payment	27
11.3	Payment of Taxes and Assessments	28
11.4	Approvals	29
11.5	Manager’s Marks and Proprietary Information	29
11.6	Sarbanes-Oxley Compliance	29

ARTICLE XII DAMAGE AND DESTRUCTION		29
12.1	Damage and Destruction — Condominiums	29
12.2	Partial Destruction — Stand Alone Building	30
12.3	Complete Destruction — Stand Alone Building	30
12.4	Reinstatement	30
12.5	Condemnation	31
12.6	Condemnation for Temporary Use	31

ARTICLE XIII INSURANCE		31
13.1	Owner Insurance	31
13.2	Manager Insurance	31
13.3	Deductibles	32
13.4	Premiums an Operating Expense	32
13.5	Evidence of Insurance	32
13.6	Insurance Policies	32
13.7	Insurance Proceeds	33
13.8	Certificates	33
13.9	Waiver	33

ARTICLE XIV DEFAULT AND TERMINATION		34
14.1	Bankruptcy	34
14.2	Fraud or Malfeasance	34
14.3	Material Defaults	34
14.4	Disputes	34
14.5	Events on Termination	35
14.6	Employment of Staff	35
14.7	Rights in Addition	35

ARTICLE XV ASSIGNMENT/MORTGAGE BY OWNER		36
15.1	Assignment by Manager	36
15.2	Mortgage by Owner	36
15.3	Subordination	36

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15.4	Sale of Resort	36

ARTICLE XVI INDEMNIFICATION		37
16.1	Indemnity by Owner	37
16.2	Indemnity by Manager	37
16.3	Survival	37

ARTICLE XVII MISCELLANEOUS		37
17.1	Notices	37
17.2	Survival	39
17.3	Costs of Legal Proceedings	39
17.4	Severability	39
17.5	Schedules and Exhibits Incorporated	39
17.6	Relationship to Third Parties	40
17.7	Time	40
17.8	Headings	40
17.9	Right to Inspect	40
17.10	Further Assurances	40
17.11	Waivers	40
17.12	Binding Agreement	41
17.13	Estoppel Certificates	41
17.14	Counterparts	41
17.15	Execution by Telecopy	41
17.16	Covenants	41
17.17	Parties	41
17.18	Arbitration of Disputes	41
17.19	GAAP	41
17.20	Currency	42
17.21	Governing Law	42

iii

PROPERTY MANAGEMENT AGREEMENT

THIS PROPERTY MANAGEMENT AGREEMENT (“Agreement”) is dated as of December 3, 2004, between Intrawest U.S. Commercial Property Management, Inc., a Delaware corporation and CNL Income Mammoth, LP, a Delaware limited partnership.

Recitals

A.	Owner owns the Operated Facilities and wishes to have the Operated Facilities operated for its benefit in a manner consistent with the Standard and subject to the Rental Constraints;

B.	Manager, directly and through its Affiliates, has experience in the management of the commercial properties at the Resort and, either directly or through its Affiliates, has operated or caused to be operated the Operated Facilities up to the date hereof;

C.	It is the intention of the Parties that the Operated Facilities be operated as an integral part of the Resort providing distinctive, high quality services and leisure experiences, with due regard to the interests of Owner in accordance with the Standard; and

D.	This Agreement sets out the respective rights and obligations of Owner and Manager in respect of the operation of the Operated Facilities by Manager as managing agent for Owner.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which each Party hereby acknowledges, the Parties hereby covenant and agree as follows:

ARTICLE I

INTERPRETATION

1.1	Definitions.

In this Agreement, unless the subject matter or context otherwise requires, the following terms shall have the following meanings:

(a) “Affiliate” has the meaning attributed thereto in Section 1.2.

(b) “Agreement”, “this Agreement”, “the Agreement”, “hereto”, “hereof”, “herein”, “hereby”, “hereunder”, and similar expressions refer to this agreement, as amended from time to time, and any indenture, agreement or instrument supplemental or ancillary thereto or in implementation thereof and the expressions “Article” and “Section” followed by a number or letter mean and refer to the specified article or section of this Agreement;

(c) “Annual Plan” means the annual plan approved pursuant to Article IV;

(d) “Approval” has the meaning attributed thereto in Section 11.4;

(e) “Approved Bank” means any bank approved by the Parties and any successor of any of the foregoing;

(f) “Bankruptcy” with respect to a Party means that the Party has been adjudicated as bankrupt or insolvent and such adjudication is not vacated within thirty (30) days, or if a receiver or trustee shall be appointed and it shall not be vacated within thirty (30) days, or if a corporate reorganization of the Party, or similar arrangement, is ordered for the benefit of creditors;

(g) “Capital Improvements” means all alterations, additions, replacements and improvements to the Operated Facilities made in accordance with an Annual Plan or pursuant to governmental requirement pursuant to Section 10.2, including, without limitation, landlord improvements, major repairs and structural repairs, but does not include repairs and maintenance properly chargeable as Operating Expenses under GAAP;

(h) “Capital Improvements Account” has the meaning attributed thereto in Section 6.5;

(i) “Capital Improvements Budget” has the meaning attributed thereto in Section 4.1.

(j) “Cash Management Agreement” has the meaning attributed thereto in Section 6.9;

(k) “Commercial Space” means real property that includes a building or part thereof for which there exists a separate legal title and that has been developed, or is intended to be developed, for use as space for:

(i) retail goods or services (excluding utility services);

(ii) eating or drinking establishments (which shall include, without limitation, restaurants, cafes, coffee shops, pubs, bars and nightclubs); or

(iii) business offices (which shall include, without limitation, medical offices, dental offices and banks and other financial institutions);

but, excluding the following unless in any particular instance the approval in writing of Intrawest is otherwise obtained: (i) any space for retail goods or services, eating or drinking establishments or business offices contained in a hotel or condominium-hotel development which is required by the hotel operator or hotel chain providing a franchise or license or its name to the development to be managed by the hotel chain, the hotel operator or Intrawest or any of its Affiliates or any other Person which may be the operator of the Resort at which such hotel or condominium-hotel is located in connection with the operation of the hotel or condominium-hotel; (ii) any space ancillary and incidental to the residential component of a condominium or condominium-hotel development (such as front desk space, lobby areas, administrative offices and recreational areas); (iii) any space for retail goods or services, eating or drinking establishments or business offices consisting of less than two hundred (200) square feet which is contained within and ancillary to the residential component of any condominium or condominium-hotel development (such as small gift shops, coffee shops and food concessions); (iv) any office space leased or to be leased to and for the use of Intrawest or any of its Affiliates or any other Person which may be the operator of the Resort at which such office space is located; (v) any conference space; (vi) any casino, miniature golf facility, golf or tennis pro shop, ice rink, roller rink or water park; (vii) any stand alone health club or spa that is not part of a building or integrated building complex that contains other space for retail goods or services, eating or drinking establishments or business offices; (viii) any parking facility that is not required by the applicable governmental or condominium bylaws, rules or regulations to serve a Commercial Space, (ix) any storage space that is not designed to functionally serve a Commercial Space; (x) any information, reservation or ticket centre space used by the operator of any Resort for such purpose; (xi) any space in any lift building, day lodge (which shall mean, for the purposes of this definition, a building used by the operator of the Resort as a focus for Resort operations, and which may include space for things such as information, guest services, ticket sales, instruction or lessons, lockers or other storage, administration or accounting offices, other business offices, security or patrol operations, first aid, display or exhibition areas, therapy or health facilities or parking), guest service, guest lesson, kids’ camp or day care space used by the operator of any Resort for such purpose; (xii) any space for retail goods or services, eating or drinking establishments or business offices situated in any day lodge, guest services, kids’ camp or day care facility; (xiii) any other space used by the operator of any Resort for lessons, rentals or repairs in connection with the operation of the Resort; and (xiv) any real estate sales or property management office space;

(l) “Complete Destruction” means the destruction of or damage to any portion of the Operated Facilities situated in a separate building or separate building complex where the gross leasable area subject to the damage or destruction is more than twenty-five percent (25%) of the gross leasable area of the portion of the Operated Facilities situated in such building or building complex;

(m) “Condominium Documents” means (i) the condominium declarations, bylaws, articles of incorporation, rules, regulations and maps, governing those portions of the Operated Facilities situated in condominium buildings, including any shared services agreements and other agreements providing various easements and rights, including those for support, passage and utilities, and the sharing of certain costs of facilities and services used in common by the various components of the buildings and (ii) those declarations, bylaws, articles of incorporation, rules, regulations and maps, governing those portions of the Operated Facilities subject to any other association including village associations or master associations;

(n) “Control” means:

(i) the right to exercise, directly or indirectly, a majority of the votes which may be voted at a meeting of (A) the shareholders of the corporation, in the case of a corporation, (B) the shareholders of the general partner, in the case of a limited partnership, or (C) the equity holders or other voting participants of a Person that is not a corporation or limited partnership; or

(ii) the right to elect or appoint, directly or indirectly, a majority of (A) the directors of the corporation, in the case of a corporation, (B) the directors of the general partner, in the case of a limited partnership, or (C) a majority of the Persons who have the right to manage or supervise the management of the affairs and business of a Person that is not a corporation or limited partnership,

(iii) and “Controlled” has a corresponding meaning;

(o) “EBITDA” for a given period, means the net income for such period as determined in accordance with GAAP, plus: to the extent previously deducted in determining such net income, interest, income taxes, depreciation and amortization, in each case for such period and determined in accordance with GAAP; and excluding: all extraordinary items, as determined in accordance with GAAP, including within this exclusion income taxes (either positive or negative) attributable to extraordinary gains or losses to the extent not already excluded;

(p) “Fiscal Quarter” means any one of the three month periods included in a Fiscal Year;

(q) “Fiscal Year” means the calendar year, but such definition shall include any broken period of less than twelve (12) months occurring at the commencement or termination of the Operating Term or arising due to a change in the Fiscal Year, provided that no Fiscal Year shall be greater than twelve (12) months;

(r) “Force Majeure Event” means any circumstance which is not in the reasonable control of either Party hereto, caused by any of the following: strike; lockout; act of God; terrorist attack; civil commotion; drought; fire or any other casualty; governmental action; or other similar cause or circumstance which is not in the reasonable control of either Party hereto. “Force Majeure Event” does not include a circumstance caused by general economic and/or market factors nor the loss of a “major” Tenant (other than due to a casualty), or unforeseen legal costs and expenses incurred by the Manager in the performance of its duties hereunder that result from any negligence or misconduct on the part of Manager;

(s) “GAAP” means United States generally accepted accounting principles applied on a consistent basis as modified from time to time where appropriate;

(t) “General Account” has the meaning attributed thereto in Section 6.7;

(u) “Initial Operating Term” has the meaning attributed thereto in Section 2.1;

(v) “Intrawest” means Intrawest Corporation, a corporation continued under the Canada Business Corporations Act;

(w) “Lease” means each and every present and future lease, sublease, offer to lease or sublease, agreement to lease and sublease of any portion of the Operated Facilities and each and every present and future agreement in the nature of a tenancy or license affording any Person a right, other than an easement or a right in the nature of an easement, to use or occupy any part of the Operated Facilities or render services therein, in each case for the time being in effect, and all revisions, alterations, modifications, amendments, changes, extensions, renewals, replacements or substitutions thereof or therefor which may hereafter be effected or entered into;

(x) “Leasing Commission Fee” has the meaning attributed thereto in Section 8.2;

(y) “Leasing Program” means the leasing program described in Section 3.5 and approved pursuant to Section 4.1;

(z) “Management Fee” means the fee payable to Manager pursuant to Section 8.1;

(aa) “Manager” means Intrawest U.S. Commercial Property Management, Inc., a Delaware corporation and its successors and permitted assigns;

(bb) “Manager’s Confidential and Proprietary Information” means any and all proprietary systems, manuals, procedures, expertise, designs, concepts, guides and intellectual property of Manager and its Affiliates relating to the planning, design, construction, operation or management of resort villages;

(cc) “Marketing” includes all marketing, advertising, promotion, sales, public relations, publicity, special promotional events and related activities for the purpose of promoting the leasing of vacant Operated Facilities, including all literature, brochures, signs and other marketing collateral therefor;

(dd) “Marks” mean all registered and unregistered trademarks, service marks, trade names, copyrights, insignia, emblems, slogans, logos, commercial symbols, signs, designs and all other visual identification by which Manager, or any of its Affiliates, or any of their divisions, resorts or business operations are identified and publicized, including the goodwill associated with all of them;

(ee) “Material Default” means any breach or failure by:

(i) a Party or its Affiliate to comply with any of its covenants and agreements contained in this Agreement; or

(ii) Manager deviates in any material way from the Leasing Program or the Owner-approved marketing materials for the Operated Facilities;

other than any such breach or failure that in the context of the applicable agreement is minor, immaterial, insubstantial and not reasonably likely to prejudice the other Party or any part of the Operated Facilities in any material way;

(ff) “Mortgage” has the meaning attributed thereto in Section 15.2;

(gg) “Mortgage Loan Documents” means all promissory notes, loan agreements, blocked account/cash management agreements (if any) and all other documents,

agreements and instruments evidencing, securing, or otherwise governing the loan secured by a Mortgage, together with all amendments, restatements, supplements and other modifications thereto;

(hh) “Mortgagee” has the meaning attributed thereto in Section 15.2;

(ii) “Non-Compete Area” means the area shown on Exhibit B attached hereto;

(jj) “Operated Facilities” means the commercial space purchased by Owner at the Resort listed on Exhibit A attached hereto and will include any commercial space which in the future may be owned by Owner and added to Exhibit A upon Owner’s purchase thereof;

(kk) “Operating Account” means the bank account to be maintained pursuant to Section 6.4;

(ll) “Operating Expenses” means, subject to the exclusions listed below, all costs and expenses of operating the Operated Facilities incurred by Manager directly or at its request pursuant to this Agreement or as otherwise specifically provided for herein and which are properly attributable to the Fiscal Year under consideration under GAAP;

Operating Expenses shall not include:

(i) subject to Section 10.2, any payments relating to Capital Improvements;

(ii) debt service;

(iii) to the extent not collected from a Tenant, depreciation or amortization;

(iv) any cost or expense for which Manager is solely responsible pursuant to this Agreement;

(v) income or other similar taxes (except payroll taxes);

(vi) salaries, wages or amounts paid to or in respect of individuals by or upon the instruction of Owner to the extent the same are not rendering services with respect to the Operated Facilities;

(vii) except as expressly agreed to by Owner or as otherwise set forth in the Annual Plan, costs incurred by Manager for salary and wages, payroll taxes, workers’ compensation, bonus compensation, incentive compensation, retirement plan payments, and other benefits payable to Manager’s corporate office employees (including, without limitation, non-incentive stock option grants, and any bonus compensation to such employees); and

(viii) costs incurred by Manager for dues of Manager or any of its employees in professional organizations or for any of Manager’s employees participating in industry conventions or meetings (except to the extent included in an Annual Plan or as otherwise specifically approved by Owner);

(mm) “Operating Supplies” means consumable items and inventories utilized in the day-to-day operation of the Operated Facilities including, without limitation, all fuels, light bulbs, mechanical stores, paper supplies, literature, soap, cleaning materials, stationery;

(nn) “Operating Term” means the Initial Operating Term and any Renewal Term under this Agreement;

(oo) “Operation” of the Operated Facilities includes operation, direction, management and supervision of the Operated Facilities and “operating” has a corresponding meaning;

(pp) “Owner” means CNL Income Mammoth, LP, a Delaware limited partnership;

(qq) “Partial Destruction” means the destruction of or damage to the Operated Facilities or a specified portion thereof by fire, casualty or any other cause which does not constitute a Complete Destruction;

(rr) “Parties” with respect to this Agreement means Owner, of the first part, and Manager, of the other part, and in each case their respective successors and permitted assigns as parties hereto, and “Party” means either one of the Parties;

(ss) “Partnership” means CNL Village Retail Partnership, LP, a Delaware limited partnership;

(tt) “Person” means an individual, a corporation, a partnership, limited partnership, limited liability company or any other entity, a government or any department or agency thereof, a trustee, any unincorporated organization, and the heirs, executors, administrators, successors in office or other legal representatives of an individual; and pronouns and other words importing Persons have a similarly extended meaning;

(uu) “Personal Property Taxes” means all taxes, rates, duties, levies and assessments whatsoever, whether municipal, legislative or otherwise, which are from time to time levied, imposed or assessed against any personal property in the Operated Facilities (but excluding income or profits taxes upon the income of any Person to the extent that such taxes are not levied, imposed or assigned in lieu of taxes against any personal property in the Operated Facilities);

(vv) “Prime Rate” means the annual interest rate announced from time to time by the main branch in Wachovia Bank, National Association as its prime rate for United States dollar commercial loans made in United States;

(ww) “Proposed Annual Plan” has the meaning attributed thereto in Section 4.1;

(xx) “Public Utility Charges” means all rates or charges for heat, water, gas, electricity or any other utility used or consumed at the Operated Facilities and all charges for any meter or equipment used in connection therewith;

(yy) “Real Property Taxes” means all taxes, rates, duties, levies and assessments whatsoever, whether municipal, legislative, parliamentary or otherwise, which are from time to time levied, imposed or assessed against any land attributable to, and any buildings or other improvements in, the Operated Facilities or any of its component parts or the operation thereof and including those levied, imposed or assessed thereon for education, schools, utilities and local improvements or in respect of any occupancy or use thereof (but excluding taxes in respect of the income, capital or place of business of, or otherwise personal to, the Parties) and including any applicable commercial concentration levies;

(zz) “REIT” means CNL Income Properties, Inc., a Maryland corporation, its successors and assigns;

(aaa) “Renewal Term” has the meaning attributed thereto in Section 2.2;

(bbb) “Rental Constraints” means the limitations to which reference is made in Section 3.4;

(ccc) “Replacement Value” means the costs of repairing, replacing or reinstating any item of property with materials of like kind and quality on the same or similar site without deduction for physical, accounting or any other depreciation;

(ddd) “Resort” means Copper Mountain Resort, Summit County, Colorado;

(eee) “Resort Marketing Program” means includes all marketing, advertising, promotion, sales, public relations, publicity, special promotional events and related activities for the purpose of promoting the Resort, whether carried out by the Resort Operator, a village association, or a chamber of commerce.

(fff) “Resort Operator” means Copper Mountain, Inc., a Delaware corporation and its successors and assigns;

(ggg) “Staff” means all Persons employed by Manager at or for the direct benefit of, or performing services in, about or with respect to the Operated Facilities;

(hhh) “Standard” means the general standard to which the Operated Facilities have been maintained and which is consistent with the overall branding, positioning, theme, character and resort guest experience at the Resort up to the date of this Agreement;

(iii) “Subsidiary” means, in respect of any Person:

(i) any corporation of the outstanding capital stock having ordinary voting power to elect the majority of the board of directors of such corporation is at the time directly or indirectly owned by (A) such Person, (B) such person and one or more subsidiaries of such person, or (C) one or more subsidiaries of such Person; or

(ii) any limited or general partnership, joint venture, limited liability company or other entity as to which (A) such Person, (B) such Person and one or more of its subsidiaries, or (C) one or more subsidiaries of such Person owns, more than a fifty percent (50%) ownership, equity or similar interest or has power to direct or cause the direction of management and policies, or the power to elect the general partner or managing partner (or equivalent thereof), of such limited or general partnership, joint venture, limited liability company or other entity, as the case may be, and “Subsidiaries” has a corresponding meaning;

(jjj) “Tenant” means any Person, who leases space in the Operated Facilities;

(kkk) “Tenant Deposits” means any security deposits or other security or deposits posted or placed by the Tenants under the Leases;

(lll) “Termination Date” means the date on which this Agreement expires pursuant to the passage of time or has been terminated pursuant to the terms hereof;

(mmm) “Total Revenues” means, subject to the exclusions listed below, all collected, recovered or accrued revenue and income from the operation of every kind which result from the operation of the Operated Facilities and properly attributable to the Fiscal Year under consideration, determined without duplication and in accordance with GAAP and, for purposes of greater certainty, Total Revenues shall include, but shall not be limited to:

(i) the rentals, percentage rent, additional rental and all other revenues and payments from tenants and the amounts in respect of Operating Expenses, Real Property Taxes and Personal Property Taxes whether to the Owner or directly to the relevant Person;

(ii) the net proceeds of use and occupancy or business interruption insurance with respect to the operation of the Operated Facilities (after deduction from said proceeds of all necessary expenses incurred in the adjustment or collection thereof);

(iii) the amounts from Tenants in respect of obligations under Condominium Documents and with respect to any community or village association;

(iv) any amounts under the terms of any other shared services agreements, licenses, easements or servitudes relating to the Operated Facilities; and

(v) interest on the Operating Account;

Total Revenues shall not include:

(A)	excise, sales or use taxes or similar charges which are required by law to be collected directly from Tenants or as part of the sale price of any goods or services or displays and which must be remitted to competent governmental taxing authorities;

(B)	for greater certainty, revenue, income and proceeds of sales of Tenants, licensees and concessionaires;

(C)	proceeds or awards arising from an expropriation, taking or condemnation of capital property other than an award for temporary use;

(D)	receipts or credits for settlement of claims for loss or damage to personal property or furnishings;

(E)	proceeds from any insurance policy except for the net proceeds of use and occupancy or business interruption insurance;

(F)	receipts of a capital nature;

(G)	amounts which are the direct obligation of the holder of any Lease, and which are not recoverable by the Owner as operating costs under the Leases;

(H)	proceeds from the sale of any portion of the Operated Facilities;

(I)	that portion of Operating Expenses collected from Tenants attributable to the Management Fee which exceeds four percent (4%) of Total Revenues; and

(J)	proceeds from financing or refinancing the Operated Facilities;

(nnn) “Unavoidable Delay” means a delay caused by fire, strike or other casualty or contingency beyond the reasonable control of a Party who is, by reason thereof, delayed in the performance of such Party’s covenants and obligations under this Agreement in circumstances where it is not within the reasonable control of such Party to avoid such delay (but does not include any insolvency, lack of funds or other financial cause of delay); and

(ooo) “Working Capital” means the funds to be furnished by Owner pursuant to Section 6.3.

1.2	Definition of Affiliate.

For the purposes of this Agreement, two Persons are “Affiliates” if:

(a) one of the Persons is a Subsidiary of the other Person;

(b) both of the Persons are Subsidiaries of the same Person; or

(c) both of the entities are Controlled by the same Person.

1.3	Rules of Construction.

The following rules shall apply to the construction and interpretation of this Agreement:

(a) All references to statutes and regulations are deemed to be references to such statutes and regulations as the same may be amended, superseded or in effect at any time and from time to time.

(b) Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter, as the context may require.

(c) All references in this Agreement to particular articles, sections, subsections or clauses (whether in upper or lower case) are references to articles, sections, subsections or clauses of this Agreement. All references in this Agreement to particular exhibits or schedules (whether in upper or lower case) are references to the exhibits and schedules attached to this Agreement, unless otherwise expressly stated or clearly apparent from the context of such reference.

(d) The headings in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

(e) Each Party and its lawyers have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any rules of construction requiring that ambiguities are to be resolved against the Party which drafted the Agreement or any exhibits hereto shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

ARTICLE II

OPERATING TERM OF AGREEMENT

2.1	Initial Operating Term.

The term of this Agreement in respect of the operation of the Operated Facilities shall commence on December 3, 2004 and end on December 31, 2024 (the “Initial Operating Term”).

2.2	Option to Renew.

Subject to Owner’s termination rights under Article XIV, this Agreement shall be extended automatically for four (4) successive periods of five (5) years each (each a “Renewal Term”) unless Manager gives notice in writing to Owner of Manager’s intent not to renew at least twelve (12) months prior to the end of the Initial Operating Term or the then current Renewal Term. Any such extension shall be upon the same terms and conditions as herein set forth except, solely in the case of the fourth Renewal Term, the option to renew as set forth in this Section 2.2.

ARTICLE III

OPERATION OF THE OPERATED FACILITIES

3.1	Appointment of Manager.

Owner hereby engages Manager as the sole and exclusive managing agent of the Operated Facilities during the Operating Term and Manager hereby accepts such engagement upon and subject to the terms and conditions of this Agreement. Manager, as managing agent, shall have the responsibility, obligation, liability, control, discretion and authority in respect of the operation, maintenance, supervision and administration of the Operated Facilities, in accordance with the Annual Plan and the provisions of this Agreement. Such responsibility, obligation, liability, control, discretion and authority shall include, without limitation, the following:

(a) Employment of Staff. Manager will develop, determine and execute labor policies, including the negotiation of collective bargaining agreements if any, employment contracts, and the selection, employment, training, termination of employment, determination of salary and wages, commissions, supervision, direction and assigning of the duties of the Staff. Notwithstanding the foregoing, Owner will have the right, in accordance with this Section 3.1(a), to approve of the person hired by Manager as the primary management representative for the Operated Facilities, other than the person initially appointed by Manager to that position at the commencement of this Agreement. Upon Manager becoming aware that such position is or will become vacant, Manager will submit a candidate’s resume and other available information to Owner for approval and Owner will promptly advise Manager in writing if such applicant is acceptable or not acceptable to Owner. If such candidate is not acceptable to Owner, Manager will submit a second candidate’s resume and other available information to Owner for approval and Owner will promptly advise Manager in writing if such second candidate is acceptable or not acceptable to Owner. If such second candidate is not acceptable to Owner, Manager will submit a third candidate’s resume and other available information to Owner for approval and Owner will promptly advise Manager in writing if such third candidate is acceptable or not acceptable to Owner. If such third candidate is unacceptable to Owner or if Owner does not respond in respect of any candidate on or before the fifth (5th) business day after any candidate’s resume was given to Owner, Manager will be entitled to hire any one of the candidates whose resume was previously presented to Owner. If, at any time within such five-business day period, Owner approves any candidate so presented, Manager will hire that candidate. Manager may hire a primary management representative for the Operated Facilities on an interim basis for not more than a six-month period without Owner’s approval, but such person must be replaced within such six-month period by a person hired in accordance with the foregoing process. Owner will not have any input or approval rights with respect to any decision to terminate the primary management representative for the Operated Facilities or any other Staff member.

(b) Hours of Operation. Manager will establish daily and seasonal hours of operation, and seasonal closure times, for the Operated Facilities;

(c) Policies. Manager will establish and implement, for the Operated Facilities, operating policies, standards and rental rates consistent with the Leasing Program,

rebates and refunds, and in connection therewith collect, receive and give receipts for all revenues of any nature from the operations of the Operated Facilities;

(d) Purchasing. Subject to Section 3.8, Manager will acquire all Operating Supplies and all other provisions and supplies which in the ordinary course of business are required or desirable to properly maintain and operate the Operated Facilities;

(e) Operating Contracts and Equipment Leases. Manager will negotiate and enter into such operating contracts, equipment leases and other undertakings as are required or desirable on behalf of Owners, in the ordinary course of business in operating the Operated Facilities, including without limitation contracts for electricity, gas, telephone, cleaning, maintenance, security services, pest control, snow removal and other services and equipment that Manager from time to time considers appropriate;

(f) Leases. Manager will enforce the terms and conditions of the Leases which are in place for the Operated Facilities from time to time, including the dispossessing or termination of the rights of tenants for non-payment of rent or other proper cause;

(g) Condominium Documents. Manager will enforce the terms and conditions of the Condominium Documents which govern the Operated Facilities;

(h) Leasing. Manager will coordinate and supervise the offering of the Operated Facilities available for lease and negotiate Leases in accordance with the Leasing Program;

(i) Maintenance and Repairs. Manager will arrange, supervise, carry out or cause to be carried out all required repairs, maintenance and alterations to the Operated Facilities including, without limitation, Capital Improvements;

(j) Construction Management. Manager will manage all construction within the Operated Facilities necessary to make the Operated Facilities ready for occupancy by a Tenant including coordinating and supervising landlord’s work and tenant’s work. At the request of Owner and for a fee acceptable to Owner and Manager, Manager may supervise, manage and coordinate any other construction activities as may be requested by Owner including, without limitation, Capital Improvements;

(k) Accounting and Financial Reporting: Manager will ensure the maintenance of proper books and records and the preparation of financial statements in accordance with Section 7.3 and of all other accounting and financial statements and reports required by Owner, acting reasonably, with respect to the Operated Facilities;

(l) Banking and Management of Funds. Subject to the requirements of Owner’s lender, Manager will establish all banking accounts in the name of Owner at a bank or banks approved by Owner as necessary for the performance of Manager’s accounting and administrative functions pursuant to this Agreement and will receive and disburse of all monies pertaining to the operations of the Operated Facilities in accordance with the Annual Plan and the provisions of this Agreement;

(m) Legal Counsel. Manager will select and retain legal counsel to be used in connection with the operation and management of the Operated Facilities, subject to Owner’s reasonable approval;

(d) Contracts. Manager will execute contracts in Owner’s name or on its own behalf for the provision of services to the Operated Facilities so long as any such contract is in the ordinary course of business and the funds therefore are provided in the applicable Annual Plan;

(n) Marketing. Manager will plan, prepare, conduct and contract for Marketing for leasing of vacant Operated Facilities and will monitor and advise Owner on the Resort Marketing Program;

(o) Lender’s Requirements. Manager will operate and manage the Operated Facilities in accordance with all requirements of any lender having or acquiring a mortgage or other lien against the Operated Facilities, provided, however, that Owner has provided Manager with the terms and conditions of such requirements a reasonable time in advance;

(p) Bad Boy Acts. Without limiting or duplicating any other obligation of Manager hereunder, and subject to the availability of Working Capital where applicable, Manager will not do or fail to do, as the case may be, any act or thing which constitutes a breach of the covenants set out in Exhibit D hereto; and

(q) Other Responsibilities. Manager will comply with the requirements of all Condominium Documents applicable to the Operated Facilities or Owner, as well as all other registered covenants and other restrictions and encumbrances applicable to the Operated Facilities or Owner, as well as all other recorded covenants and other restrictions and encumbrances applicable to the Operated Facilities or Owner. Manager will advise Owner of any material changes to those requirements and those documents and promptly will deliver to Owner copies of all notices received by Manager with respect to any material matter.

3.2	Manager as Agent.

In the performance of its duties as operator of the Operated Facilities pursuant to this Agreement, Manager shall act solely on behalf of and as agent and fiduciary for Owner and not on its own behalf. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between Owner and Manager or their respective successors and assigns. Subject to Article XVI, all debts, obligations and liabilities to third persons incurred by Manager, including all Operating Expenses in the course of its operation of the Operated Facilities in accordance with this Agreement, shall be the debts, obligations and liabilities of Owner only, and Manager shall not be liable for any such debts, obligations and liabilities solely by reason of its operation of the Operated Facilities for Owner in accordance with this Agreement. Manager may so inform third parties with whom it deals on behalf of Owner and may take any other reasonable steps to carry out the intent of this Section. Notwithstanding anything else herein, Manager shall at all times be an “eligible independent contractor” within the meaning of the United States income tax rules and regulations governing the REIT which will be provided in advance by Owner to Manager.

3.3	Standard for Manager’s Operation of Operated Facilities.

Manager acknowledges that the Operated Facilities have been designed and constructed to be, and Owner and Manager agree that the Operated Facilities currently are, operated in harmony with the Standard. Manager, acting as Owner’s fiduciary, shall operate the Operated Facilities in a manner consistent with the Standard subject to the Rental Constraints, the Annual Plan, the Leasing Program, and the provisions of this Agreement. It is understood and agreed, however, that in carrying out its duties and obligations hereunder, Manager will not be responsible for matters beyond its reasonable control or for matters involving the expenditure of funds which are not made available by Owner as required by this Agreement. It is also understood and agreed that the responsibility of Manager in performing the services and functions herein mentioned shall be limited in each case to exercising in such performance the same degree of care and skill and supervision as would be exercised by an honest, diligent, reasonable and prudent commercial property and leasing manager who is experienced in performing like services and functions in respect of property comparable to the Operated Facilities and that, as managing agent, Manager shall not be held responsible for the defaults of contractors or other parties with whom it is dealing at arm’s length and who are not Affiliates.

3.4	Rental Constraints.

Unless waived by Manager, for so long as Manager, an Affiliate of Manager or any of their respective successors is carrying out such businesses in the Resort in connection with their Resort operations, no portion of the Operated Facilities may be leased, occupied or used for (a) skiing, snowboarding or other on-mountain snow-sliding (including, without limitation, toboggan and snow blading) lessons or equipment sales, rental and maintenance relating to such activities; or (b) real estate brokerage business (including initial sales and resales), except to the extent that such is carried on by Manager, the Resort Operator, any Affiliate thereof or any of their respective successors.

3.5	Leasing Program.

Manager will prepare and submit to Owner for Owner’s approval from time to time in accordance with Section 4.1, a Leasing Program containing the following elements:

(a) a rent roll indicating the minimum rental for vacant space (including space which is subject to Lease to Intrawest or an Intrawest Affiliate and for space for which a Lease is due to expire during the Fiscal Year in question);

(b) the estimated Capital Improvements to be granted to both new and renewal Tenants, whether such improvements take the form of cash allowances or work to be undertaken by Owner;

(c) any free rent or fixturing periods to be granted to new and renewal Tenants;

(d) the contemplated term of the Leases for new and renewal Tenants;

(e) any leasing broker proposed to be hired by Manager to assist in the Leasing Program, and the terms and provisions of such engagement, including, specifically, the amount and terms of the compensation to be paid to such leasing broker;

(f) the costs and plans necessary to prepare space for a specific Tenant, including sales and leasing commission charges;

(g) any Capital Improvements and the costs to be incurred to prepare space to be generally available for leasing to one or more Tenants such as electrical, HVAC and sprinkler services; and

(h) the amount of, or formula for calculation of, the proposed Leasing Commission Fee.

The rental rate for rentals and renewals of any Operated Facilities will be set at a level which Tenants or prospective Tenants, as the case may be, can be reasonably expected to pay for such Operated Facilities taking into account the intended type of usage, the sales or projected sales and the operating and all other costs associated with such category and all other relevant circumstances including rates charged for comparable space at the Resort.

Manager will screen Tenants based on its criteria for suitable Tenants as contemplated in this Section 3.5, and recommend potential tenants for vacant space to Owner which Owner will have the right to approve pursuant to this Section 3.5. All Leases shall be executed by Owner and, subject to the foregoing, Owner will execute and return all Lease documents promptly after receiving them from Manager. All Leases will be on a form of lease approved in advance by Owner.

Owner and Manager agree that:

(i) the Operated Facilities may only be used or leased for uses which are in keeping with the Standard;

(ii) changes in the tenant mix of the Operated Facilities will only be made on a basis which is reasonable taking into account the Leasing Program and the Standard; and

(iii) the Operated Facilities may only be leased to Persons and on terms which will cause the rents received to be considered “rents from real property” under the United States income tax rules and regulations governing the REIT which will be provided in advance by Owner to Manager. In particular, and without limiting the foregoing (A) the rent received must not be based in whole or in part, directly or indirectly, on the net income or profits of the Tenant, and (B) the Tenant may not be owned, directly or indirectly, to the extent of a ten percent (10%) or greater interest, by the REIT or by the owner of ten percent (10%) or more of the REIT, and (C) no more than fifteen percent (15%) of the rent received can be attributable to the lease of personal property, and (D) all services provided to the Tenant that are usual and customary in similar properties in the relevant geographic market must be provided through Manager as an independent contractor, and cannot be provided directly by Owner. In addition, any services provided to Tenants that are not so usual or customary (1) must be provided through Manager as an independent contractor, (2) a separately stated charge must be made to the Tenants for the services, the amount of which charge must be received and retained by Manager in such capacity, (3) all costs of such services must be borne by Manager, and (4) Manager must be adequately compensated for the provision of such services. CNL will provide to Manager complete copies of the rules governing the REIT, any changes thereto and any interpretations thereof. If Owner and its counsel reasonably conclude that the terms of this Agreement will not have the effect of having the rents received so characterized, then the terms of this Agreement will be modified so that this Agreement, in the reasonable opinion of Owner and its counsel, does cause the rents received to be so characterized under such rules and regulations; provided, however, no such modifications shall affect the amount of fees payable to Manager hereunder or the practical realization of the rights and benefits of the Manager hereunder.

Owner agrees to approve any Lease that is consistent with the Leasing Program and this Section 3.5 in all material respects, unless the proposed Tenant for such Lease fails to demonstrate to Owner’s satisfaction that it is creditworthy. Owner’s approval of a Lease shall also constitute Owner’s satisfaction that such Lease complies with the provisions of Section 3.5(iii). Notwithstanding the foregoing, any Lease occupying more than five percent (5%) of the Operated Facilities (calculated on the basis of rentable area) or for an initial term of longer than ten (10) years must be approved in advance by Owner.

Owner and Manager acknowledge and agree that the requirements of Section 3.5 may result in the most suitable Tenant for an available space in the Operated Facilities involving a use which does not generate as much revenue to Owner as another use. Owner and Manager agree that the suitability of the use in accordance with Section 3.5 and the interests of the Operated Facilities shall be balanced with immediate revenue considerations.

Notwithstanding anything to the contrary set forth herein, Manager acknowledges and agrees that it shall comply in all respects with the requirements for leasing space in the Operated Facilities set forth in the Mortgage Loan Documents, and further acknowledges and agrees that (A) Manager shall not enter into, and Owner may, subject to the immediately previous paragraph of this Section 3.5, withhold its approval of, any Lease that does not comply with such requirements and (B) the Mortgagee if required under the Mortgage Loan Documents with respect to any Lease, then Manager and Owner will not enter into such Lease until the approval of the Mortgagee is obtained in accordance with the Mortgage Loan Documents.

3.6	Rental to Manager or its Affiliates.

Owner and Manager agree that portions of the Operated Facilities may be leased to the Manager or to Affiliates of the Manager for such rent and upon such terms and conditions which are consistent with the Leasing Program provided that any such Lease must be approved in advance by Owner.

3.7	Communication.

(a) As soon as reasonably possible after execution of this Agreement, Manager will provide Owner with a copy of Manager’s current policies and procedures affecting all phases of the conduct of business at the Operated Facilities. Prior to making any material change to such policies and procedures, Manager shall consult with and advise Owner of such contemplated changes and will not make such changes without Owner’s prior consent, not to be unreasonably withheld, conditioned or delayed. Manager and Owner shall have periodic meetings as reasonably requested by Owner in light of the circumstances but generally on a monthly basis. Such meeting may be conducted, with the consent of the parties, by telephone, videoconference, or other means by which all parties can communicate simultaneously, to discuss and review the operation of the Operated Facilities and profit and loss statements referred to in Section 7.3 hereof for prior quarters and variations from budget and reforecasts. Items not included in the Annual Plan which require the approval of the Owner may be brought forth at such meetings.

(b) Owner and Manager recognize the importance of a single channel of communication with Tenants under the Leases in order to ensure consistency and avoid contradiction. As such, day to day communications with Tenants will be carried out by or through Manager. This Section 3.7(b) is not intended to prohibit Owner from all interaction with Tenants; however, unless Manager is unavailable or it is otherwise impractical to do so, Owner will consult with Manager before engaging in substantive discussions with Tenants and shall conduct such discussions through Manager particularly with respect to Lease negotiations or dispute resolutions. In addition, Manager shall establish and maintain from time to time, and be solely responsible for, any and all necessary liaisons with governmental authorities, utilities suppliers and others as may be appropriate in connection with the operation of the Operated Facilities.

3.8	Purchases and Contracts.

Manager shall attempt to obtain the most advantageous terms for purchases and contracts Manager procures for Owner, consistent with the Owner approved Annual Plan. Manager may purchase goods, supplies and services by, from or through Manager or its Affiliates so long as the prices and terms thereof are competitive with the prices and terms of goods, supplies and services of similar quality available from others (which shall be evidenced by competitive bidding with respect to such purchases or contracts for good, supplies or services exceeding Twenty Five Thousand Dollars ($25,000) in any single instance and Seventy Five Thousand Dollars ($75,000) in the aggregate) and so long as Manager discloses any such transaction to Owner on a timely basis. The cost of goods, supplies and services purchased by, from or through Manager or its Affiliates for the Operated Facilities will only be charged as Operating Expenses on a cost-recovery basis without any mark-up, purchasing fee or other charge benefiting Manager or any of its Affiliates. Upon Owner’s notice to Manager, Owner shall have the right to review and approve any contract or purchase order proposed to be entered into between Manager and its Affiliates and invoicing related thereto.

3.9	Licenses and Permits.

Manager, as managing agent, shall apply for and obtain and maintain (in the name of Owner or such other name as may be required by the issuing authority) all licenses and permits (other than licenses of lessees or other occupants under Leases) necessary for the Operated Facilities to be operated in accordance with the provisions hereof, and all costs and expenses incurred in connection therewith shall be Operating Expenses. Owner agrees to execute and deliver any and all applications and other documents and to otherwise cooperate to the fullest extent with Manager in applying for, obtaining and maintaining such licenses and permits.

3.10	Laws and Ordinances.

Manager, shall obtain and keep in effect all licenses required to act as managing agent and, in such role, make all reasonable efforts to comply with all applicable laws, rules, regulations, requirements and ordinances of any federal, state or municipal authority affecting the Operated Facilities and the operation thereof, including the requirements of any insurance companies covering any of the risks against which the Operated Facilities are insured, and the costs and expenses of such compliance shall be Operating Expenses. Manager shall have the right to contest by proper legal proceedings the validity or application of the above and the cost of any such contest shall be Operating Expenses.

3.11	Legal Proceedings.

Legal proceedings of a non-extraordinary nature relating to the operation of the Operated Facilities, such as collections, enforcement of Leases and proceedings against Tenants the extent involving monetary claims less than or equal to One Hundred Thousand Dollars ($100,000), may be instituted by Manager on behalf of Owner in Owner’s name without Owner’s consent and by counsel selected by Manager subject to Owner’s reasonable approval. Legal proceedings of other types and of an unusual nature or involving a monetary claim in excess of One Hundred Thousand Dollars ($100,000) brought on behalf of Owner in respect of the operation of the Operated Facilities shall require Owner’s approval of the action and designated counsel. Manager shall have the right to defend on behalf of Owner, through counsel designated by Manager and approved by Owner in its reasonable discretion, legal proceedings against Owner or Manager resulting from the operation of the Operated Facilities, such as injury to Persons and claims relating to employment or application for employment at the Operated Facilities. Unless Owner or Owner’s insurance company is directly involved in the conduct or defense of any legal proceedings, Manager shall forthwith provide Owner with a description and full particulars of any legal proceedings involving the operation of the Operated Facilities as the same are commenced, and a periodic status report of same. Any expense incurred, and any amount paid, upon settlement or pursuant to a judgment against Manager or Owner in respect of any such legal proceedings, to the extent not covered by insurance, shall be an Operating Expense, unless the claim is due to the gross negligence or willful misconduct of Manager in which case any such expense incurrent or amount paid shall be solely the expense of Manager.

3.12	Furniture and Equipment.

Manager will supply all office furniture and equipment used by Manager in connection with the management of the Operated Facilities. All other equipment used in the management and operation of the Operated Facilities will be acquired as approved from time to time in the annual budgetary process established hereunder.

3.13	Association Memberships.

To the extent that ownership of the Operated Facilities includes memberships, voting rights in or positions on the boards of directors or executive boards of, condominium associations, village or resort associations or similar groups, Owner hereby designates Manager in Owner’s place and stead as Owner’s representative, proxy and attorney-in-fact to exercise such membership rights and voting rights and to participate in such associations’ memberships board of directors and executive boards. Owner agrees to execute, from time to time, such proxies and other documents as Manager requests to carry out the provisions of this Section 3.13. Manager shall provide timely reports to Owner of all issues, meetings, proxies and similar matters and shall seek Owner’s prior approval of any material issues. When a material issue needs Owner’s prior approval, “timely reports” means that the information required for Owner to make an informed decision is delivered to Owner and any Mortgagee not later than five (5) business days prior to the decision having to be made except in such circumstances where such five (5) business day prior notice is not reasonably possible or practical. The designation and appointment of Manager (or individuals designated by Manager) to such positions shall be subject to the express agreement that, (a) upon written direction by Owner or any Mortgagee, Manager or such individuals designated by Manager will exercise their votes in the manner so directed or, if legally effective, grant to Owner, such Mortgagee or a person designated by them, a general or specific proxy, or (b) upon written direction from Owner or any Mortgagee, upon expiration or termination of this Agreement, Manager (or any individuals designated by Manager) shall resign from such positions upon Owner’s request and cooperate in the replacement of such appointees or designees as Owner may require. In the event of any conflict between the directions to Manager from Owner and any Mortgagee, Owner and Manager agree that the directions of the Mortgagee will govern. Owner agrees that Owner will provide Manager, prior to execution thereof, any documentation requested to be executed by or with respect to any condominium associations, village or resort associations or similar groups which has jurisdiction over the Operated Facilities.

3.14	Covenant Not to Compete.

So long as this Agreement is in effect, Manager shall not manage or develop any Commercial Space within the Non-Compete Area other than the Operated Facilities unless and except such Commercial Space is owned by Intrawest or an Affiliate of Intrawest and is used for (a) skiing, snowboarding or other on-mountain snow-sliding (including, without limitation, toboggan and snow blading) lessons or equipment sales, rental and maintenance relating to such activities, (b) real estate brokerage business (including initial sales and resales); (c) office space for Resort operations or (d) as approved by Owner, in which case Manager may manage such Commercial Space. For purposes hereof, the “Non-Compete Area” shall mean the area shown on the map attached hereto as Exhibit B.

ARTICLE IV

ANNUAL PLAN

4.1	Annual Plan.

Manager and Owner will settle the Annual Plan for the Fiscal Year 2005 within thirty (30) days after the date of this Agreement. Not later than ninety (90) days prior to the commencement of each subsequent Fiscal Year, Manager shall meet with Owner and present for

Owner’s approval a preliminary proposed annual plan for such subsequent Fiscal Year for the Operated Facilities. Owner shall review and approve the proposed Annual Plan, or specify objections to specific items in the Annual Plan, within fifteen (15) days of its receipt of the complete Annual Plan. Not later than sixty (60) days prior to the commencement of such subsequent Fiscal Year, Manager shall meet with Owner and present for Owner’s approval a final proposed annual plan for the Operated Facilities for such subsequent Fiscal Year (the “Proposed Annual Plan”). Proposed Annual Plans shall include but not be limited to:

(a) an annual operating budget which shall set forth anticipated Total Revenues and Operating Expenses for the Operated Facilities;

(b) a Capital Improvements expenditure budget (the “Capital Improvements Budget”) for the upcoming Fiscal Year with a forecast for the subsequent two (2) Fiscal Years, including landlord improvements and major repairs and improvements to the Operated Facilities;

(c) a Leasing Program, as described in Section 3.5, above, which shall include Leasing Commission Fees;

(d) a cash flow projection, which will indicate the anticipated cash flow to be distributed to or required, by way of Working Capital, from the Owner;

(e) an estimate of recoverable Operating Expenses which will be charged to Tenants;

(f) a marketing plan for the leasing of vacant Operated Facilities and report to Owner on the Resort Marketing Program;

(g) an insurance review;

(h) a calculation of budgeted EBITDA for the Fiscal Year; and

(i) other components which Manager or Owner, acting reasonably, deems appropriate.

Manager shall make available to Owner all information which is reasonably required to assist in evaluating the Proposed Annual Plan. Manager shall be authorized to incur expenditures in accordance with the Annual Plan approved by the Owner.

Until the earlier of the date agreement is reached on all items in the Proposed Annual Plan and the end of the first Fiscal Quarter of that Fiscal Year, the Proposed Annual Plan shall apply except for any items in dispute, which shall be governed by the Annual Plan for the previous Fiscal Year. If agreement is still not reached on one or more items in the Proposed Annual Plan by the end of the first Fiscal Quarter of the Fiscal Year, then the Proposed Annual Plan, except for any items in dispute, will be in effect for the balance of the Fiscal Year and any items in dispute shall be submitted for determination by arbitration. Notwithstanding the foregoing or anything else herein, Owner’s position with respect to the Capital Improvements Budget will be absolute and determinative and Manager will not be entitled to submit any dispute over the Capital Improvements Budget for determination by arbitration.

4.2	Compliance with Annual Plan.

During each Fiscal Year, Manager shall use commercially reasonable efforts to comply with the Annual Plan for the Operated Facilities and shall not, except for emergencies or special circumstances such as a change of law, extraordinary price increases or circumstances beyond the control of Manager, deviate therefrom by more than five percent (5%) of total Operating Expenses or any greater contingency allowance provided for in the Annual Plan without the prior approval of Owner. Notwithstanding the foregoing, Owner agrees and acknowledges that Manager may be required to make emergency expenditures by reason of circumstances beyond its control, and Manager shall have the right to make such emergency expenditures over and above the Annual Plan for the Operated Facilities without Owner’s prior approval, and Manager will notify Owner of such expenditure as soon as reasonably possible. An “emergency” shall only exist if loss of life, injury to persons or damage to property is threatened and imminent unless the expenditure is immediately made.

Subject to and within the limits of the Annual Plan for the Operated Facilities, Manager shall purchase or provide in the Fiscal Year to which such Annual Plan for the Operated Facilities relates, the items budgeted for in such Annual Plan for the Operated Facilities, including but not limited to, the maintenance and repair of the Operated Facilities in accordance with the Standard and the provisions of this Agreement.

ARTICLE V

EMPLOYEES

5.1	Employees.

All Staff required in connection with the Operated Facilities shall be provided by and be employees of Manager. Manager shall cause to be observed, in connection with the Staff, all applicable laws and regulations.

5.2	Commissions, Salaries and Wages.

The commissions, salaries and wages, including costs of payroll taxes and the employee benefits of the Staff, shall be paid by Manager from Manager’s separate account(s), which shall be reasonable in amount at all times and consistent with existing practices at the Resort. Except as specifically excluded from the definition of “Operating Expenses”, all of the foregoing shall be Operating Expenses.

ARTICLE VI

PROVISION OF FUNDS AND ACCOUNTS

6.1	Basis of Calculations.

The amounts to be calculated for purposes of this Article VI shall be calculated in accordance with and on the basis of the books of account and other records to be kept by Manager pursuant to the provisions of Section 7.1.

6.2	Owner’s Obligation to Fund.

In performing its duties hereunder during the Operating Term, Manager shall act solely for the account of Owner. All Operating Expenses incurred by Manager in performing its duties shall be borne exclusively by Owner. To the extent Working Capital necessary therefor is not generated by the operation of the Operated Facilities, it shall be supplied by Owner to Manager in the manner provided in this Article VI.

6.3	Provision of Working Capital.

If, as and when requested by Manager, Owner shall furnish to Manager funds sufficient in amount to constitute normal working capital in accordance with the Annual Plan (the “Working Capital”) for the uninterrupted and efficient operation of the Operated Facilities in accordance with this Agreement, including, without limitation, sufficient funds to pay current liabilities as they fall due and to replace necessary operating inventories and supplies as they are consumed having regard to projected cash flows from the operation of the Operated Facilities. Manager will manage the accounts receivable and inventories of the Operated Facilities.

6.4	Operating Account.

Subject to Section 6.9, all funds received by Manager in the operation of the Operated Facilities, including Working Capital furnished by Owner, shall be deposited in a distinct account opened in the name of Owner (the “Operating Account”) in an Approved Bank selected by Manager and approved by Owner. Such funds shall belong to Owner and shall not be mingled with Manager’s other funds. Out of the Operating Account, Manager shall pay all Operating Expenses and all other payments and applications to be made by Manager hereunder except as contemplated in Section 6.8. Owner hereby directs Manager, and Manager hereby agrees to make payments on Owner’s behalf from the Operating Account in respect (but without duplication) of Owner’s obligations (including, without limitation, all debt service payments), under any Mortgagee’s Mortgage Loan Documents, subject always to Section 6.8, and such payments shall be made directly to the Mortgagee.

6.5	Capital Improvements Account.

From time to time, as required in accordance with approved Annual Plan, Owner will deposit into a distinct account opened in the name of the Owner (the “Capital Improvements Account”) such funds as may be required to fund Capital Improvements to the Operated Facilities. The Capital Improvements Account will be opened in the same bank as the Operating Account. Manager shall pay all expenditures for Capital Improvements from the Capital Improvements Account.

6.6	Operation of Operating and Capital Improvements Accounts.

The Operating Account and the Capital Improvements Account shall be opened and maintained at all times solely by Manager. Checks or other documents of withdrawal may be signed only by authorized representatives of Manager and any checks or other documents of withdrawal so signed may, at Manager’s option, bear an appropriate legend indicating that the Operated Facilities are managed by Manager as agent of Owner. Manager shall provide Owner with copies of all bank statements upon request, and Owner may review the bank reconciliations in detail at any time on reasonable notice.

6.7	General Account.

No later than the twentieth (20th) day of each month, Manager shall transfer to a general account designated by Owner (the “General Account”), on an estimated basis, any funds in the Operating Account in excess of (a) the accrued and unpaid Management Fee payable hereunder for the preceding month; (b) the amount sufficient to constitute normal Working Capital to pay estimated Operating Expenses including repair and maintenance expenses reserved pursuant to Section 10.1 for that month and the next succeeding month; (c) amounts in respect of withholding tax pursuant to Section 6.8, and (d) any other amount contemplated hereunder to be paid from the Operating Account. The General Account shall be established in the name of Owner in an Approved Bank selected by Owner. All checks for the withdrawal of funds from the General Account shall bear the signature of such signatory or signatories as may from time to time be designated by Owner.

6.8	Withholding Tax.

Manager may withhold from amounts deposited to the General Account and remit to the relevant taxing authority any amount required by law to be withheld or remitted, or which Manager, acting reasonably, determines is required by law to be withheld and remitted in respect of Owner, may refuse to make payments from the Operating Account if, in doing so, the remaining funds would be insufficient to pay any such known withholding obligations. Manager will provide Owner with information concerning amounts withheld and remitted as part of the statements pursuant to Section 7.3.

6.9	Mortgagee’s Cash Management Arrangements.

Manager will promptly upon request by Owner, execute any agreement (the “Cash Management Agreement”) required by a Mortgagee with respect to the management and security of funds received by Manager in the operation of the Operated Facilities provided the terms are not financially detrimental to Manager and do not materially impair the Manager’s ability to operate the Operated Facilities in accordance with the Standard and this Agreement. In the event of any conflict between any provision of the Cash Management Agreement and this Agreement, the provision of the Cash Management Agreement will govern.

ARTICLE VII

BOOKS, RECORDS AND STATEMENTS

7.1	Manager to Keep Records, etc.

Manager shall, for the account of Owner, keep full and adequate books of account and other records reflecting the results of the operation of the Operated Facilities on an accrual basis,

all in accordance with GAAP, with such exceptions as may be required by the provisions of this Agreement.

7.2	Location - Inspection.

The books of account and all other records relating to or reflecting the operation of the Operated Facilities (which shall in any event be sufficient to reflect the operation of the Operated Facilities) shall be kept at 221 Corporate Circle, Suite Q, Golden, Colorado 80401 and shall be available to Owner and its representatives at all reasonable times for examination, audit, inspection and transcription. All of such books and records shall, at all times, be the property of Owner and, except as herein otherwise provided, shall not be moved by Manager to locations other than those aforesaid without Owner’s approval and consent.

7.3	Periodic Statements.

Within twenty (20) days after the end of each calendar month Manager shall deliver both electronically and in hard copy to Owner a balance sheet, a tenant receivables aging report, a trial balance and a profit and loss statement showing: (a) the results of the operation of the Operated Facilities; and (b) the calculation of the Total Revenues, the Operating Expenses and the Management Fee and EBITDA. Such profit and loss statement shall also include a comparison of such results with that budgeted for such month, Fiscal Quarter and Fiscal Year in the applicable Annual Plan and with the results of the same month Fiscal Quarter and Fiscal Year in the immediately preceding Fiscal Year. All statements provided pursuant to this Section 7.3: (i) shall be in the form reasonably satisfactory to Owner; (ii) shall be taken from the books and records maintained by Manager in the manner herein above specified; (iii) shall follow the general form set forth in GAAP; (iv) shall include any additional information reasonably requested by Owner; (v) shall be certified by Manager as being true, correct and consistent with past practice; and (vi) may be subject to an audit by independent accountants at Owner’s request. The cost of any such audit shall be paid by Owner.

ARTICLE VIII

MANAGER COMPENSATION

8.1	Management Fee.

During each Fiscal Year or portion thereof during the Operating Term, Manager shall be paid from the Operating Account as an Operating Expense for services rendered under this Agreement, fees equal to four percent (4%) of the Total Revenues from the Operated Facilities for such Fiscal Year (the “Management Fee”). Management Fee payments shall be reconciled and adjusted within ten (10) days after issuance of the quarterly financial statements referred to in Section 7.3, with appropriate credits (or payments) back to the Owner to account for Management Fee overpayment.

8.2	Leasing Commissions.

In addition to the Management Fee, Manager shall be paid from the Operating Account as an Operating Expense leasing commissions as set forth in the Leasing Program (the “Leasing

Commission Fee”) for any Leases entered into by Owner with Persons who are not Affiliates of Manager.

8.3	Payment of Management Fee and Leasing Commission Fee.

Upon the transfer of funds from the Operating Account to the General Account pursuant to Section 6.7, Manager shall be paid the Management Fee which Manager may deduct from the Operating Account, to the extent the estimated payments withheld under Section 6.7 are less than actual amount of the Management Fee for such purpose. All recoveries from Tenants will belong to Owner. Any Leasing Commission Fee shall be paid when the Tenant under a Lease has opened for operations and paid its first month’s rent, and shall be repaid to Owner by Manager if the Tenant fails to pay at least six (6) months rent.

8.4	Reimbursements.

Manager shall be reimbursed from the Operating Account as an Operating Expense for all reasonable travel, accommodation and other out-of-pocket disbursements and expenditures incurred in connection with performing its responsibilities under this Agreement in accordance with the Annual Plan.

ARTICLE IX

TENANT DEPOSITS

9.1	Tenant Deposits.

Manager shall collect, hold and refund Tenant Deposits in accordance with the provisions of the Leases and applicable laws and regulations and any Cash Management Agreement and, subject to such laws and regulations and any Cash Management Agreement, shall maintain the same in a separate deposit account in the name of Owner which will be operated in the manner contemplated in Section 6.6.

ARTICLE X

REPAIRS AND MAINTENANCE AND CAPITAL IMPROVEMENTS

10.1	Repairs and Maintenance.

Manager shall from time to time make such expenditures for repairs and maintenance as are necessary to maintain the Operated Facilities in accordance with the Standard, excluding Capital Improvements. The cost of such repairs and maintenance shall be treated as an Operating Expense.

10.2	Capital Improvements.

Subject to Owner’s approval of the Capital Improvements Budget as part of the Annual Plan and the availability of funds, Manager, as agent of Owner at Owner’s sole expense, shall supervise and cause to be carried out all Capital Improvements necessary for the continued operation of the Operated Facilities to maintain the Operated Facilities in accordance with the Standard. To the extent that the same are provided for in the Annual Plan, such Capital

Improvements may be made without Owner’s approval but expenditures for Capital Improvements in any Fiscal Year to the extent they exceed the amount provided therefor in the Annual Plan shall require Owner’s prior approval. Notwithstanding the foregoing, if structural repairs to or replacement of any equipment included in the definition of the Operated Facilities shall be required at any time by reason of any laws, ordinances, rules or regulations now or hereafter in force, or by order of any governmental or municipal power, department, agency, authority or officer, then in such event (a) Manager will provide notice to Owner of such requirement and (b) Manager hereby is authorized to supervise and cause to be carried out such repairs, changes or replacements at Owner’s sole expense without the requirement of obtaining Owner’s prior approval therefor. Owner and Manager will also discuss whether any such required repairs, changes or replacements should result in changes to the then current Annual Plan. Manager shall have the right, on Owner’s behalf, to contest or, Owner after being notified by Manager, shall also have the right to contest at its own expense, by proper legal proceedings the validity or application of any such law, ordinance, rule, regulation or order. Owner will fund or cause to be funded the cost of such Capital Improvements into the Capital Improvements Account prior to commencement of the work, all in accordance with the Annual Plan.

10.3	Warranties.

If any repairs, maintenance or Capital Improvements pursuant to this Article X shall be made necessary by any condition against the occurrence of which Owner has received directly or by way of assignment the guarantee or warranty of the builder of the Operated Facilities or of any supplier of labor or materials for the construction of the Operated Facilities or any replacement thereof, then Manager shall, at Owner’s expense, invoke said guarantees or warranties in Owner’s or Manager’s name and Owner will cooperate fully with Manager in the enforcement thereof. Owner shall also be entitled to enforce any such guarantees or warranties on its own behalf in its own right without the participation of Manager.

ARTICLE XI

COVENANTS

11.1	Continued Management.

Owner covenants that Manager shall and may peaceably and quietly manage and operate the Operated Facilities during the Operating Term and Owner will at its own expense undertake and prosecute any appropriate action, judicial or otherwise, to assure such peaceful and quiet management by Manager, with which action Manager shall fully cooperate.

11.2	Prompt Payment.

(a) To the extent that funds are not available in the Operating Account, Owner covenants and agrees that, throughout the Operating Term, it shall provide the Working Capital necessary to promptly pay and discharge any and all Operating Expenses. To the extent that funds are not available in the Capital Improvements Account, Owner covenants and agrees that, throughout the Operating Term, it shall provide the funds necessary to promptly pay all expenditures for Capital Improvements.

(b) Owner will pay, keep, observe and perform all payments, terms, covenants, conditions and obligations required under any lease, mortgage, debenture or other agreement creating a prior right on the Operated Facilities.

(c) If Owner shall fail or neglect to pay any amounts as described in Section 11.2(a) or 11.2(b) within twenty (20) days after written notice to Owner, Manager may, but shall not be required to, make any and all payments on behalf of Owner and shall be entitled to reimburse itself from the Operating Account; provided however that Manager may not make any payment under Section 11.2(b) unless Manager has given Owner not less than fifteen (15) days written notice of its intent to do so, and may not in any event make such payment if Owner advises such payment is in dispute and there is no material imminent risk to any Operated Facility if such payment is not promptly made.

(d) To the extent that there are insufficient funds in the Operating Account to make the payments referred to in Section 11.2(b), and Manager advances its own funds for such purpose in accordance with Section 11.2(c), Owner shall pay to Manager the amount required promptly upon invoice therefor and any such amounts will bear interest at the Prime Rate plus three percent (3%) per annum from the date such invoice is delivered to Owner until such amounts are paid.

11.3	Payment of Taxes and Assessments.

Manager shall pay from the Operating Account as an Operating Expense, prior to the dates the same become delinquent, all Real Property Taxes, Personal Property Taxes and homeowner and master, condominium association assessments and fees and village, resort or other similar association assessments and fees, provided that such Operating Expense has been approved as part of the Annual Plan. All amounts recovered from Tenants for such expenses will be placed by Manager into the Operating Account. Owner or Manager may contest the validity of any such Real Property Taxes, Personal Property Taxes, homeowner and master and village, resort or other similar association assessments and fees so long as such contest in no way jeopardizes the continued operation of the Operated Facilities by Manager but if doing so requires prior payment to avoid potential interest or penalties, then Owner shall do so.

Manager shall remit to the appropriate authorities and in accordance with applicable law, all withholding or other taxes (including any state sales tax) attributable to the operation of the Operated Facilities and shall, upon request, furnish Owner proof of payment thereof in form satisfactory to Owner.

In the event of a special or emergency assessment pursuant to the terms of any Condominium Documents, Manager will provide notice of such assessment to Owner, and, Manager shall pay such special or emergency assessment out of the Operating Account. Owner and Manager will also discuss whether any such special or emergency assessment should result in changes to the then current Annual Plan.

11.4	Approvals.

Whenever a provision of this Agreement requires an approval, consent or agreement (herein individually or collectively referred to as an “Approval”), except to the extent specifically provided otherwise in this Agreement, the request for such approval shall be in writing, be accompanied by reasonable detail if the circumstances require and refer to the Section pursuant to which such Approval is requested and, unless otherwise expressly provided, (a) the Party whose approval is sought will, within fifteen (15) days after receipt of a request for Approval, notify the requesting Party in writing either that it approves, or that it withholds its Approval, setting forth in reasonable detail its reasons for withholding its Approval; and (b) if the notification referred to in (a) is not given within the applicable period of time, the Party whose Approval is requested will be deemed conclusively to have given its Approval in writing; and (c) an Approval may not be unreasonably withheld unless some other standard for approval is expressly set forth herein; and (d) a dispute as to whether or not the Approval under Section 4.1 has been unreasonably withheld shall be resolved by arbitration as provided in Section 17.18.

11.5	Manager’s Marks and Proprietary Information.

Owner acknowledges and agrees that neither this Agreement nor the performance by Manager of Manager’s duties and obligations hereunder shall give Owner any rights whatsoever to the Marks or Manager’s Confidential and Proprietary Information, all of which shall remain the sole and exclusive property of Manager and its Affiliates. Manager represents and warrants that Manager has the right to use the Marks.

11.6	Sarbanes-Oxley Compliance.

Manager will co-operate in Owner’s or the REIT’s compliance with the requirements of Sarbanes-Oxley Act of 2002 if Owner or Owner advises Manager of such requirements a reasonable time in advance. Owner will pay all costs and expenses incurred by Manager, including the cost or value of time incurred by Staff or other employees or consultants of Manager, in fulfilling its obligations in this Section 11.6.

ARTICLE XII

DAMAGE AND DESTRUCTION

12.1	Damage and Destruction — Condominiums.

In the event of Complete Destruction or Partial Destruction to any portion of the Operated Facilities that is situated in a building or building complex that is condominiumized, Owner will not (unless the Owner has been otherwise instructed by a Mortgagee) exercise any vote under or in respect of the condominium documents to not rebuild or repair such damage or destruction so long as there are adequate insurance proceeds to effect such repair or rebuild. In connection with the repair or reconstruction of any such building or building complex, Owner will perform, observe and comply with all of its obligations under the applicable Condominium Documents and will comply with the terms of any Mortgage Loan Documents. In the event such Operated Facilities are not rebuilt or repaired, then in such case the definition of Operated Facilities hereunder will be deemed to have been adjusted accordingly to take into account the removal of such Operated Facilities that have been subject to Complete Destruction or Partial Destruction.

12.2	Partial Destruction — Stand Alone Building.

In the event of Partial Destruction to a portion of the Operated Facilities situated in a separate building or separate building complex that is not condominiumized, Owner shall, subject to the rights of any Mortgagee under the applicable Mortgage Loan Documents, and the requirements set forth therein, at Owner’s own cost and expense and with due diligence, repair, rebuild or replace separate building or separate building complex that is not condominiumized, such that following such repair, rebuilding or replacement such separate building or separate building complex that is not condominiumized shall be substantially the same as prior to such damage or destruction, provided that there are adequate insurance proceeds to effect such repair or rebuild. Manager shall upon completion of such repair, rebuilding or replacement be entitled to continue its operation of such separate building or separate building complex that is not condominiumized under the terms and conditions of this Agreement. If Owner fails to commence the repair, rebuilding or replacement within one hundred eighty (180) days after the date of such occurrence (or such longer period provided that Owner is diligently working towards the commencement of such repair, rebuilding or replacement) or thereafter fails to complete the work diligently, Manager may, at its option, give to Owner notice electing to terminate this Agreement in respect of the separate building or separate building complex and, ten (10) days after the giving of such notice, this Agreement shall be deemed to have been terminated in respect of that separate building or separate building complex only, in which case the definition of Operated Facilities hereunder will be deemed to have been accordingly to take into account the removal of such portion of the Operated Facilities.

12.3	Complete Destruction — Stand Alone Building.

In the event of a Complete Destruction to a portion of the Operated Facilities located in a separate building or separate building complex that is not condominiumized, then, subject to the rights of any Mortgagee under the applicable Mortgage Loan Documents, and the requirements set forth therein, either Party may, within fifteen (15) days after the date of such event, give to the other Party notice electing to terminate this Agreement in respect of the separate building or separate building complex and, subject to Section 14.3, ten (10) days after the giving of such notice, this Agreement shall be deemed to have terminated in respect of that separate building or separate building complex only, in which case the definition of Operated Facilities hereunder will be deemed to have been adjusted accordingly to take into account the removal of such separate building or separate building complex.

12.4	Reinstatement.

If this Agreement is terminated with respect to any portion or portions of the Operated Facilities, pursuant to Section 12.1, 12.2 or 12.3 and thereafter such portion or portions that were damaged or destroyed are repaired or rebuilt within five (5) years after the occurrence of the damage or destruction, this Agreement (if still in force) will be reinstated with respect to such Operated Facilities effective on the first day of the Fiscal Year immediately following the Fiscal Year in which the work is substantially completed and the definition of Operated Facilities hereunder will be deemed to have been adjusted accordingly.

12.5	Condemnation.

Subject to Section 12.6 if at any time during the Operating Term any portion of the Operated Facilities shall be taken by any lawful power or authority by the right of condemnation, then this Agreement will be deemed to be terminated in respect of that portion, in which case the definition of Operated Facilities hereunder will be deemed to have been adjusted accordingly to take into account the removal of such portion of the Operated Facilities.

12.6	Condemnation for Temporary Use.

In the event of a taking or condemnation of all or any part of the Operated Facilities for temporary use, this Agreement shall remain in full force and effect. If the taking or condemnation is for a period not extended beyond the Operating Term, the taking or condemnation award, including any interest, shall subject to the Cash Management Agreement or the written direction of a Mortgagee pursuant to its Mortgage or other security documents related thereto, be paid into the Operating Account and included in Total Revenues for the Fiscal Year in which received. If the taking or condemnation is for a period extending beyond the Operating Term, that portion of the taking or condemnation award which is for the period up to the expiration of the Operating Term, shall be paid into the Operating Account and included in Total Revenues for the Fiscal Year in which received and the remainder of the taking or condemnation award shall be paid to Owner as its absolute property.

ARTICLE XIII

INSURANCE

13.1	Owner Insurance.

At all times throughout the Operating Term, Owner (or Manager at Owner’s direction), shall, subject to the requirements of any Mortgagee that are communicated in writing to Manager by Owner, and to the extent such is not otherwise done by a third Person under any Condominium Documents or applicable condominium legislation, obtain and maintain or cause Owner to obtain and maintain (a) insurance against damage to the Operated Facilities from risks of all nature including, without limitation, flood and earthquake (but only if the Operated Facilities are within a flood or earthquake zone for which such insurance is customarily obtained) and comprehensive boiler and machinery insurance with respect to any boiler, pressure vessel and unfired pressure vessel and all air conditioning equipment, auxiliary piping, motors, compressors and electrical equipment (all on a broad form, blanket replacement-cost basis), in aggregate amounts which shall not be less than the full Replacement Value thereof and in no event less than the minimum amount necessary to avoid the effect of co-insurance provisions of such policies; and (b) use and occupancy or business interruption insurance covering loss of income to Owner, Owner and Manager for a minimum indemnity period of twelve (12) months resulting from interruption of business caused by the occurrence of any of the risks insured against under the property damage insurance referred to in this Section 13.1. All such insurance will be consistent with the requirements of the Condominium Documents and applicable condominium legislation.

13.2	Manager Insurance.

Without limiting Section 13.1, Manager as managing agent shall, subject to the requirements of any Mortgagee that are communicated in writing to Manager by Owner, throughout the Operating Term, provide and maintain, or cause to be provided and maintained, (a) comprehensive public liability insurance on an occurrence basis against claims for personal injury, death or property damage suffered by others arising out of the operations of Owner, Manager, or other occupants of the Operated Facilities, indemnifying and protecting Owner and Manager in such amounts and to such extent as may from time to time be usual and prudent for companies operating or owning similar properties in equivalent locations (which amounts shall not initially be less than Twenty Five Million Dollars ($25,000,000) for any personal injury, death, property damage or other claim in respect of any one accident or occurrence) and, without limitation of the foregoing, with provisions for cross liability and severability of interests and naming Manager as an additional insured, which insurance shall be primary to any and all insurance placed by Manager or its Affiliates; (b) worker compensation insurance or insurance required by similar employee benefit acts as required by law, as well as employee’s liability insurance having a minimum per occurrence limit of One Million Dollars ($1,000,000) against all claims which may be brought for personal injury or death of any Staff; and (c) crime insurance, including bonds covering Staff for a minimum of One Million Dollars ($1,000,000) per loss.

13.3	Deductibles.

Subject to the requirements of any Mortgagee that are communicated in writing to Manager by Owner, the insurance policy or policies required to be maintained pursuant to Section 13.1 may be subject to a deductible amount of no greater than One Hundred Thousand Dollars ($100,000) per occurrence for all required insurance coverages except flood and earth movement which shall be no greater than Two Hundred Fifty Thousand Dollars ($250,000).

13.4	Premiums an Operating Expense.

Owner or Manager, as the case may be, shall pay all premiums on the insurance required to be obtained by it or for its account under this Article XIII, but the cost thereof shall be an Operating Expense.

13.5	Evidence of Insurance.

Each Party will produce to the other Party and each Mortgagee upon request evidence of the renewal or replacement of insurance required to be provided by it and evidence of every payment of all premiums and other sums of money payable for maintaining such insurance in force upon the Operated Facilities.

13.6	Insurance Policies.

Subject to the requirements of any Mortgagee that are communicated in writing to Manager by Owner, all insurance policies shall be in appropriate amounts and forms and with reputable insurance companies carrying an A. M. Best minimum rating of A:VII and approved to carry on business in the state in which the applicable Resort is located. All insurance provided for in this Article XIII shall be written in the name of the Parties and their respective Affiliates and any permitted Mortgagee, as their interests may appear, and shall contain (a) to the extent available, a provision requiring the insurance company to notify each Party of any cancellation or material change at least thirty (30) days prior thereto; and (b) a standard provision for the benefit of such Mortgagee.

13.7	Insurance Proceeds.

The fire damage and other property damage insurance policies obtained by or for the account of Owner and Owner shall provide for payment of loss first, to any Mortgagees, and second, to Owner. Subject to the requirements of any Mortgagee that are communicated in writing to Manager by Owner, the proceeds of all fire damage and other property damage insurance shall be made available to Owner or Owner for repair, rebuilding and replacement of the Operated Facilities. Any amount deductible under the terms of the insurance required by Section 13.1 (other than use and occupancy or business interruption insurance) shall be allocated among the categories of properties insured according to the related repair, rebuilding or replacement cost of the damage or destruction to each such category. Subject to the Cash Management Agreement, the proceeds of the use and occupancy or business interruption insurance shall be paid to the Operating Account and included in Total Revenues for the Fiscal Year in which received.

13.8	Certificates.

Certificates of renewal of all policies shall be delivered by the Party obtaining the same to the other Party and any Mortgagee not less than fifteen (15) days prior to the expiration date of all policies of insurance that must be maintained under the terms of this Agreement. Should either Party fail to supply the other Party with such certificates within such fifteen (15) day period, the Party not in default (a) may upon notice to the Party in default take whatever action may be necessary to ensure that any insurance in respect of which such certificates have not been supplied does not expire; and (b) shall be entitled to be reimbursed therefor by the Party in default.

13.9	Waiver.

All policies of property damage insurance provided for herein will require each insurer to waive its rights of subrogation against the Parties and each of them and any of their respective Affiliates or the agents or employees thereof. Subject to Manager having diligently performed its duty to obtain and maintain insurance as provided for in Article XIII, Owner assumes all risks in connection with the adequacy of any insurance program, and waives any claim against Manager and its Affiliates for any liability, cost or expense arising thereby out of any uninsured claims unless the same is the result of any negligent, dishonest or fraudulent act or willful misconduct of Manager or any other person for whom Manager is responsible.

ARTICLE XIV

DEFAULT AND TERMINATION

14.1	Bankruptcy.

Upon the Bankruptcy of either Party, the other Party may terminate this Agreement at any time thereafter by giving written notice to the first Party which notice will be effective on the date it is given or any later effective date set out in the notice which shall not be later than sixty (60) days after the date of the notice.

14.2	Fraud or Malfeasance.

If Manager commits fraud in connection with the performance of its obligations hereunder, or engages in malfeasance, Owner may terminate this Agreement upon written notice to Manager.

14.3	Material Defaults.

(a) If either Party has committed a Material Default and shall have failed to cure or remedy such Material Default within thirty (30) days after written notice thereof given by the other Party (or such longer period, if any, as may reasonably be required for the remedying of such breach or non-compliance if the defaulting Party had commenced to cure such Material Default within such period and diligently pursued the curing thereof thereafter) or, in connection with a Material Default in relation to any of the covenants set out in Exhibit D, Manager shall have failed either to cure the same or to compensate Owner fully in respect thereof within thirty (30) days after written notice thereof given by Owner, then the other Party shall be entitled to terminate this Agreement pursuant to Section 14.3(b). Any Person notified of a Material Default will respond in writing within ten (10) business days confirming what steps if any the responding Party intends to diligently take to cure such Material Default and the expected timeframe for such cure; provided, however, that the failure to so respond shall not, in and of itself, constitute a Material Default hereunder.

(b) Upon becoming entitled to terminate this Agreement pursuant to Section 14.3(a), a non-defaulting Party may give to the other Party notice electing to terminate this Agreement on the terms and subject to the conditions set forth in Sections 14.4 and 14.5.

(c) Section 14.3(a) is not applicable in the case of any demonstrable Force Majeure Event if it can reasonably be shown that, but for such Force Majeure Event, Owner’s right of termination under Section 14.3(a) would not have arisen.

14.4	Disputes.

Any notice given pursuant to Section 14.3(b), shall not result in the termination of this Agreement if a bona fide dispute with respect to any alleged Material Default or other event entitling a Party to terminate pursuant to Section 14.3 has arisen between the Parties and such dispute has been submitted to arbitration pursuant to Section 17.18 prior to the expiration of the ten (10) day period commencing on the giving of such notice and referred to in Section 14.3(b).

If the arbitrator determines that a Material Default has in fact been committed or any other event entitling a Party to terminate this Agreement has in fact occurred, then this Agreement shall terminate as of the date of such determination.

14.5	Events on Termination.

If this Agreement has been deemed to have been or has been terminated pursuant to the provisions hereof, the following provisions shall apply:

(a) All amounts due and owing between the Parties under this Agreement accrued to the Termination Date shall become immediately due and payable;

(b) Manager shall transfer to Owner all Owner’s books and records respecting the Operated Facilities in the custody and control of Manager, so as to ensure the orderly continuance of the operation of the Operated Facilities, but such books and records shall thereafter be available to Manager as is reasonably necessary at all reasonable times for inspection, audit, examination and transcription for a period of seven (7) years thereafter;

(c) Manager shall peaceably and quietly surrender and deliver up to Owner or Owner’s designee the management and possession of the Operated Facilities;

(d) Upon the payment to Manager of all amounts due Manager hereunder, all remaining amounts in the Operating Account shall be transferred to Owner; and

(e) Upon the request of Owner, Manager shall resign and shall cause all designees of Manager to resign, who are members of the boards of condominium and village associations on behalf of Owner.

Manager shall cause its employees to work cooperatively with Owner in all respects to effectuate an orderly transition to new managers or to Owner-managed operation, providing Owner all reasonably requested information and assistance regarding the Operating Facilities, the Tenants, the interrelationship with the Resort and with condominium, master and village associations, and such other information and assistance as Owner may reasonably request.

14.6	Employment of Staff.

In the event of and upon the termination of this Agreement due to a Material Default by Owner hereunder, Owner shall reimburse Manager for and indemnify Manager from and against any and all costs, expenses, claims and liabilities in accordance with applicable law, including, but not limited to, claims for termination or severance pay, which Manager may suffer, incur or be subject to in respect or as a result of the termination of the employment of any Staff.

14.7	Rights in Addition.

The rights granted above shall not be in substitution for, but shall be, except as otherwise provided in this Agreement, in addition to any and all rights and remedies for breach of contract granted by applicable provisions of law. In no event shall either Party be liable to the other Party for consequential or punitive damages or lost profits.

ARTICLE XV

ASSIGNMENT/MORTGAGE BY OWNER

15.1	Assignment by Manager.

Manager may not assign any interest in this Agreement without the prior written consent of Owner except that, subject to this Section 15.1, Manager may at any time and from time to time assign its interest hereunder without the consent of Owner (a) to an Affiliate of Manager, if such Affiliate remains an Affiliate of Manager, and is not a competitor of Owner; or (b) to any financially sound and reputable successor or assignee of Manager which may result from any merger, consolidation or other form of corporate reorganization of Manager or any of its Affiliates; or (c) subject to Section 15.4, to another entity which acquires all or substantially all of the assets comprising the Resort or an Affiliate of such entity if it remains an Affiliate of such entity. The assignee shall expressly assume, by written covenant in favor of and in form satisfactory to Owner, acting reasonably, all the obligations of Manager under this Agreement and covenant with Owner to keep and perform or cause to be kept and performed all the covenants and conditions contained in this Agreement on the part of Manager to be kept and to be performed and upon execution of such covenant, Manager shall have no further liability hereunder except in respect of matters which arose prior to the effective date of the transfer.

15.2	Mortgage by Owner.

Owner may at any time and from time to time encumber its right, title and interest in the Operated Facilities by way of deed of trust, mortgage, or other collateral security instrument (as the same may be amended, restated, supplemented or otherwise modified, a “Mortgage”) in favor of a lender (“Mortgagee”). Manager will prepare, submit, solicit and co-ordinate the obtaining of all tenant estoppels required by any Mortgagee or potential Mortgagee in connection with any such financing of the Operated Facilities, at Owner’s cost.

15.3	Subordination.

Manager will promptly, upon request by Owner, execute any agreement reasonably required by an arm’s length Mortgagee to subordinate this Agreement, including Manager’s rights to receive any compensation, reimbursement of costs and expenses and other payments in consideration for its management services hereunder, to any such Mortgagee’s rights under its Mortgage and other security and to acknowledge and consent to other matters required by the Mortgagee, provided such agreement is in substantially the form of the Consent and Agreement of Manager, attached as Exhibit F hereto.

15.4	Sale of Resort.

Upon the disposition by the Resort Operator of all or substantially all of the assets comprising the Resort, Manager shall be entitled to remain the manager of the Operated Facilities in which this Agreement will remain in full force and effect except that each reference herein to the Resort Operator will be deemed to be a reference to such new resort operator. If, in such circumstances, Manager does not wish to remain as manager of the Operated Facilities,

Manager must assign this Agreement to the new resort operator or an Affiliate of such entity in accordance with Section 15.1 and, in such event, but only in such event, Exhibit E hereto will apply.

ARTICLE XVI

INDEMNIFICATION

16.1	Indemnity by Owner.

Except to the extent insured against, Owner shall indemnify and save Manager harmless from any action, cause of action, suit, debt, cost, expense, claim or demand whatsoever (including legal costs and any increase in insurance premiums resulting from a claim hereunder), at law or in equity, in connection with the performance by Manager of any and all of its obligations under this Agreement including, without limitation, any damage or injury whatsoever to any person or property arising out of the use, administration or control of the Operated Facilities during the Operating Term and any liability incurred by Manager in respect of withholding tax not withheld, but the indemnity provided under this Section shall not extend to any negligent, dishonest or fraudulent act or willful misconduct of Manager or any other Person for whom Manager is responsible or to any breach or default of this Agreement by Manager.

16.2	Indemnity by Manager.

Except to the extent insured against, Manager shall indemnify and save Owner harmless in respect of any action, cause of action, suit, debt, cost, expense, claim or demand whatsoever, including without limitation any action, suit, debt, cost, expense, claim, or demand of a Mortgagee in conjunction with an acceleration or claim of default under a Mortgage or any other of the loan documents executed in conjunction with the Mortgage, provided, however that the foregoing shall not require Manager to pay the outstanding principal amount of any indebtedness secured by such Mortgage, (including legal costs and any increase in insurance premiums resulting from a claim hereunder), at law or in equity, arising by way of claim of any negligent, dishonest or fraudulent act or willful misconduct of Manager, any employee of Manager or any other Person for whom Manager is responsible, or resulting from any breach or default of this Agreement by Manager.

16.3	Survival.

The provisions of this Article XVI shall survive the Termination Date.

ARTICLE XVII

MISCELLANEOUS

17.1	Notices.

Any notice to be given to any Party pursuant to any provision of this Agreement shall be in writing and shall be: (a) hand-delivered to such Party; (b) sent by facsimile to the facsimile number for such Party listed below; or (c) sent by FedEx or other nationally-recognized overnight courier service to the address of such Party set forth below, and if hand-delivered, shall be deemed received when delivered, if delivered by facsimile, shall be deemed received upon confirmation of receipt either by telephone or facsimile, and if sent by FedEx or other nationally-recognized overnight courier service, shall be deemed received one business day after having been deposited with FedEx or other nationally-recognized overnight courier service if designated for next day delivery addressed as follows:

to Owner:	CNL Income Mammoth, LP c/o CNL Income Corp. 450 South Orange Avenue Orlando, Florida 32801-3336 Attn: Chief Financial Officer Telephone: (407) 650-1520 Facsimile: (407) 540-2544

CNL Income Mammoth, LP c/o CNL Income Corp. 450 South Orange Avenue Orlando, Florida 32801-3336 Attn: Chief Operating Officer Telephone: (407) 650-1520 Facsimile: (407) 540-2544

with a copy to:	Lowndes, Drosdick, Doster, Kantor & Reed, P.A. 215 North Eola Drive Orlando, Florida 32801 Attn: Michael Ryan, Esquire Telephone: (407) 843-4600 Facsimile: (407) 843-4444

to Manager:	Intrawest U.S. Commercial Property Management, Inc. 221 Corporate Circle Suite Q Golden, Colorado 80401 Attn: David Barry Tel: (303) 454-4500 Fax: (303) 384-0900

with a copy to:	Intrawest Corporation 800 – 200 Burrard Street Vancouver, BC V6C 3L6 Attn: Ross J. Meacher Telephone: (604) 669-9777 Fax: (604) 669-0605

and:

Jacobs Chase Frick Kleinkopf & Kelley, LLC 1050 Seventeenth Street, Suite 1500 Denver, CO 80265 Attn: Steven M. Cohen Telephone: (303) 685-4800 Facsimile: (303) 685-4869

Any of the above addresses may be changed by giving written notice in accordance with this Section.

17.2	Survival.

To the extent that any Party hereto is obligated to perform any act, covenant or obligation after the expiration of the Operating Term hereunder, such acts, covenants and obligations shall remain binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

17.3	Costs of Legal Proceedings.

If any Party institutes legal proceedings with respect to this Agreement, the prevailing Party shall be entitled to court costs and reasonable attorneys’ fees incurred by such Party in connection with such legal proceedings. The “prevailing Party” shall be determined, at the conclusion of any appeals, if any, by the Person before whom the dispute was brought, based upon an assessment of which Party’s major arguments or positions taken in the arbitration, suit or proceeding could fairly be said to have prevailed over the other Party’s major arguments or positions on major disputed issues, in the final decision of the court or any appellate court.

17.4	Severability.

If any term, provision, condition or covenant of this Agreement, or the application thereof to any Person or circumstance, shall be held to be invalid or unenforceable to any extent in any jurisdiction, then the remainder of this Agreement and the application of such term, provision, condition or covenant in any other jurisdiction or to persons or circumstances other than those as to whom or which it is held to be invalid or unenforceable, shall not be affected thereby, and each term, provision, condition and covenant of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

17.5	Schedules and Exhibits Incorporated.

All Schedules and Exhibits referred to in this Agreement shall be deemed incorporated in this Agreement by reference.

17.6	Relationship to Third Parties.

This Agreement is intended solely for the benefit of Owner and Manager. Nothing contained herein shall be deemed to give any third Person any claim or right of action against Owner or Manager that does not otherwise exist without regard to this Agreement.

17.7	Time.

Time is of the essence in this Agreement. Except as expressly provided for herein, the time for performance of any obligation or taking any action under this Agreement shall be deemed to expire at 5:00 p.m. (Eastern Time) on the last day of the applicable time period provided for herein. If the time for the performance of any obligation or the taking of any action under this Agreement expires on a Saturday, Sunday or legal holiday, the time for performance or action shall be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

17.8	Headings.

The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of any provision of this Agreement.

17.9	Right to Inspect.

Owner or Owner’s agent shall have the continuing right during the term of this Agreement upon reasonable notice and at reasonable times to inspect the Operated Facilities.

17.10	Further Assurances.

The Parties shall execute and deliver all other appropriate supplemental agreements and other instruments, and take any other action necessary to make this Agreement legally effective, binding and enforceable as between them and as against third parties.

17.11	Waivers.

The failure of either Party to insist upon the strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. The acceptance by Manager of any fees or any monies payable to Manager hereunder with knowledge of the breach of any term or provision hereof shall not be deemed a waiver of such breach and no waiver by either Party of any term or provisions hereof shall be deemed to have been made unless expressed in writing and signed by such Party.

17.12	Binding Agreement.

This Agreement shall be binding upon and enure to the benefit of Owner including, its successors and permitted assigns, and shall be binding upon and enure to the benefit of Manager including its successors and permitted assigns.

17.13	Estoppel Certificates.

Each Party will, upon not less than twenty (20) days prior request by the other Party, execute and deliver a certificate stating to the best of its knowledge, information and belief whether this Agreement is modified or unmodified (and if modified, stating the modifications), whether this Agreement is in full force and effect, and whether the Party giving such certificate knows of any default by the other Party.

17.14	Counterparts.

This Agreement may be executed in any number of counterparts, with the same effect as if all the Parties had signed the same document, and will become effective when one or more counterparts have been signed by all of the Parties and delivered to each of the other Parties. All counterparts will be construed together and evidence only one agreement, which, notwithstanding the dates of execution of any counterparts, will be deemed to be dated the reference date set out above and only one of which need be produced for any purpose.

17.15	Execution by Telecopy.

This Agreement may be executed by the Parties and transmitted by facsimile and if so executed and transmitted this Agreement will be for all purposes as effective as if the Parties had delivered an executed original Agreement.

17.16	Covenants.

All of the provisions of this Agreement are to be construed as covenants and agreements.

17.17	Parties.

Any reference to a Party shall include, where the context allows, the servants, employees, agents, contractors, invitees, concessionaires and licensees of such Party and all others over whom the Party is in law responsible.

17.18	Arbitration of Disputes.

Any dispute under Section 4.1, 11.4 or 14.4 of this Agreement shall be decided by binding arbitration in accordance with Exhibit C hereto.

17.19	GAAP.

All calculations made or referred to in this Agreement shall be made in accordance with GAAP, except where otherwise indicated in this Agreement.

17.20	Currency.

All transactions referred to in this Agreement shall be made in the lawful money of the United States in immediately available funds. All references to payments in this Agreement include a reference to payments by cash, check, wire or electronic funds transfer and other methods of payment commonly in use from time to time in the United States.

17.21	Governing Law.

This Agreement shall be governed and interpreted under the substantive laws of California.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above stated.

INTRAWEST U.S. COMMERCIAL PROPERTY MANAGEMENT, INC., a Delaware corporation

By:	/s/
Name:	Andrew Voysey
Title:	Authorized Agent

CNL INCOME MAMMOTH, LP, a Delaware limited partnership

By:	CNL Income Mammoth GP, LLC, a Delaware limited liability company, its General Partner

	By:	/s/
	Name:	Thomas G. Huffsmith
	Title:	Senior Vice President

EXHIBIT A

DESCRIPTION OF OPERATED FACILITIES

ALL THOSE CERTAIN REAL PROPERTIES LOCATED IN THE TOWN OF MAMMOTH LAKES, COUNTY OF MONO, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS:

PARCEL A (COMPRISING PARCEL 1, PARCEL 2, PARCEL 3, AND PARCEL 4 BELOW)

PARCEL 1:

COMMERCIAL UNIT C1, AS SHOWN AND DESCRIBED IN (A) THE CONDOMINIUM PLAN RECORDED ON SEPTEMBER 20, 2001 IN BOOK 2 OF CONDOMINIUM PLANS AT PAGE 36, IN THE OFFICIAL RECORDS OF MONO COUNTY, CALIFORNIA (THE “OFFICIAL RECORDS), AS AMENDED BY CORRECTION TO RECORDING REFERENCES RECORDED ON NOVEMBER 20, 2001 AS DOCUMENT NO. 2001008410 IN THE OFFICIAL RECORDS AND AMENDMENT TO CONDOMINIUM PLAN RECORDED IN BOOK 2 PAGES 39 THROUGH 39M OF CONDOMINIUM PLANS IN THE OFFICIAL RECORDS (COLLECTIVELY, THE “PHASE ONE PLAN”) AND (B) THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR THE VILLAGE AT MAMMOTH PHASE I (WHITE MOUNTAIN LODGE AND LINCOLN HOUSE) RECORDED AS DOCUMENT NO. 2001006657, IN THE OFFICIAL RECORDS AS AMENDED BY FIRST AMENDMENT RECORDED AS DOCUMENT NO. 2001008411 IN THE OFFICIAL RECORDS AND SECOND AMENDMENT RECORDED AS DOCUMENT NO. 2003001363 IN THE OFFICIAL RECORDS (COLLECTIVELY, THE “DECLARATION”) SAID UNIT BEING SITUATED WITHIN THAT PORTION OF THE CONDOMINIUM AIR SPACE ENVELOPE DESCRIBED BY THE PHASE ONE PLAN (THE “PHASE ONE PROPERTY”) AND LOCATED ON A PORTION OF LOT 1 OF TRACT 36-193a, PER MAP RECORDED IN BOOK 10, OF TRACT MAPS, AT PAGE 60, IN THE OFFICIAL RECORDS OF MONO COUNTY, CALIFORNIA;

TOGETHER WITH

PARCEL 2: COMMON AREA APPURTENANT TO EACH COMMERCIAL UNIT

APPURTENANT TO EACH COMMERCIAL UNIT, AN UNDIVIDED 1/185th FEE SIMPLE INTEREST IN AND TO THE PHASE ONE PROPERTY LESS AND EXCEPT THE UNITS SHOWN ON THE PHASE ONE PLAN, ALSO DESCRIBED AS THE PORTION OF THE “COMMON AREA” (AS THAT TERM IS DEFINED IN THE DECLARATION) LOCATED WITHIN THE PHASE ONE PROPERTY;

TOGETHER WITH

PARCEL 3: EXCLUSIVE USE COMMON AREAS

AN EXCLUSIVE RIGHT FOR USE, POSSESSION AND ENJOYMENT APPURTENANT TO COMMERCIAL UNIT C1, FOR USE FOR BALCONY OR

PATIO PURPOSES OVER PORTIONS OF THE COMMON AREA, DEPICTED AND ASSIGNED ON THE PHASE ONE PLAN AS “B-C1”.

TOGETHER WITH

PARCEL 4: NONEXCLUSIVE EASEMENTS

NONEXCLUSIVE EASEMENTS ON, OVER, ACROSS AND THROUGH THE COMMON AREA FOR ACCESS, INGRESS, EGRESS, ENJOYMENT, DRAINAGE, ENCROACHMENT, SUPPORT, MAINTENANCE, INSPECTION, REPAIR AND FOR OTHER PURPOSES, AS MAY BE SHOWN ON THE PHASE ONE PLAN, AND AS DESCRIBED IN THE DECLARATION

PARCEL B (COMPRISING PARCEL 1, PARCEL 2, AND PARCEL 3,)

PARCEL 1;

COMMERCIAL UNIT C2, AS SHOWN AND DESCRIBED IN (A) THE CONDOMINIUM PLAN RECORDED ON SEPTEMBER 20, 2001 IN BOOK 2 OF CONDOMINIUM PLANS AT PAGE 36, IN THE OFFICIAL RECORDS OF MONO COUNTY, CALIFORNIA (THE “OFFICIAL RECORDS), AS AMENDED BY CORRECTION TO RECORDING REFERENCES RECORDED ON NOVEMBER 20, 2001 AS DOCUMENT NO. 2001008410 IN THE OFFICIAL RECORDS AND AMENDMENT TO CONDOMINIUM PLAN RECORDED IN BOOK 2 PAGES 39 THROUGH 39M OF CONDOMINIUM PLANS IN THE OFFICIAL RECORDS (COLLECTIVELY, THE “PHASE ONE PLAN”) AND (B) THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR THE VILLAGE AT MAMMOTH PHASE I (WHITE MOUNTAIN LODGE AND LINCOLN HOUSE) RECORDED AS DOCUMENT NO. 2001006657, IN THE OFFICIAL RECORDS AS AMENDED BY FIRST AMENDMENT RECORDED AS DOCUMENT NO. 2001008411 IN THE OFFICIAL RECORDS AND SECOND AMENDMENT RECORDED AS DOCUMENT NO. 2003001363 IN THE OFFICIAL RECORDS (COLLECTIVELY, THE “DECLARATION”) SAID UNIT BEING SITUATED WITHIN THAT PORTION OF THE CONDOMINIUM AIR SPACE ENVELOPE DESCRIBED BY THE PHASE ONE PLAN (THE “PHASE ONE PROPERTY”) AND LOCATED ON A PORTION OF LOT 1 OF TRACT 36-193a, PER MAP RECORDED IN BOOK 10, OF TRACT MAPS, AT PAGE 60, IN THE OFFICIAL RECORDS OF MONO COUNTY, CALIFORNIA;

TOGETHER WITH

PARCEL 2: COMMON AREA APPURTENANT TO EACH COMMERCIAL UNIT

APPURTENANT TO EACH COMMERCIAL UNIT, AN UNDIVIDED 1/185th FEE SIMPLE INTEREST IN AND TO THE PHASE ONE PROPERTY LESS AND EXCEPT THE UNITS SHOWN ON THE PHASE ONE PLAN, ALSO DESCRIBED AS THE PORTION OF THE “COMMON AREA” (AS THAT TERM IS DEFINED IN THE DECLARATION) LOCATED WITHIN THE PHASE ONE PROPERTY;

TOGETHER WITH

PARCEL 3: NONEXCLUSIVE EASEMENTS

NONEXCLUSIVE EASEMENTS ON, OVER, ACROSS AND THROUGH THE COMMON AREA FOR ACCESS, INGRESS, EGRESS, ENJOYMENT, DRAINAGE, ENCROACHMENT, SUPPORT, MAINTENANCE, INSPECTION, REPAIR AND FOR OTHER PURPOSES, AS MAY BE SHOWN ON THE PHASE ONE PLAN, AND AS DESCRIBED IN THE DECLARATION

PARCEL C (COMPRISING PARCEL 1, PARCEL 2, AND PARCEL 3,)

PARCEL 1;

COMMERCIAL UNIT C3, AS SHOWN AND DESCRIBED IN (A) THE CONDOMINIUM PLAN RECORDED ON SEPTEMBER 20, 2001 IN BOOK 2 OF CONDOMINIUM PLANS AT PAGE 36, IN THE OFFICIAL RECORDS OF MONO COUNTY, CALIFORNIA (THE “OFFICIAL RECORDS), AS AMENDED BY CORRECTION TO RECORDING REFERENCES RECORDED ON NOVEMBER 20, 2001 AS DOCUMENT NO. 2001008410 IN THE OFFICIAL RECORDS AND AMENDMENT TO CONDOMINIUM PLAN RECORDED IN BOOK 2 PAGES 39 THROUGH 39M OF CONDOMINIUM PLANS IN THE OFFICIAL RECORDS (COLLECTIVELY, THE “PHASE ONE PLAN”) AND (B) THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR THE VILLAGE AT MAMMOTH PHASE I (WHITE MOUNTAIN LODGE AND LINCOLN HOUSE) RECORDED AS DOCUMENT NO. 2001006657, IN THE OFFICIAL RECORDS AS AMENDED BY FIRST AMENDMENT RECORDED AS DOCUMENT NO. 2001008411 IN THE OFFICIAL RECORDS AND SECOND AMENDMENT RECORDED AS DOCUMENT NO. 2003001363 IN THE OFFICIAL RECORDS (COLLECTIVELY, THE “DECLARATION”) SAID UNIT BEING SITUATED WITHIN THAT PORTION OF THE CONDOMINIUM AIR SPACE ENVELOPE DESCRIBED BY THE PHASE ONE PLAN (THE “PHASE ONE PROPERTY”) AND LOCATED ON A PORTION OF LOT 1 OF TRACT 36-193a, PER MAP RECORDED IN BOOK 10, OF TRACT MAPS, AT PAGE 60, IN THE OFFICIAL RECORDS OF MONO COUNTY, CALIFORNIA;

TOGETHER WITH

PARCEL 2: COMMON AREA APPURTENANT TO EACH COMMERCIAL UNIT

APPURTENANT TO EACH COMMERCIAL UNIT, AN UNDIVIDED 1/185th FEE SIMPLE INTEREST IN AND TO THE PHASE ONE PROPERTY LESS AND EXCEPT THE UNITS SHOWN ON THE PHASE ONE PLAN, ALSO DESCRIBED AS THE PORTION OF THE “COMMON AREA” (AS THAT TERM IS DEFINED IN THE DECLARATION) LOCATED WITHIN THE PHASE ONE PROPERTY;

TOGETHER WITH

PARCEL 3: NONEXCLUSIVE EASEMENTS

NONEXCLUSIVE EASEMENTS ON, OVER, ACROSS AND THROUGH THE COMMON AREA FOR ACCESS, INGRESS, EGRESS, ENJOYMENT, DRAINAGE, ENCROACHMENT, SUPPORT, MAINTENANCE, INSPECTION, REPAIR AND FOR OTHER PURPOSES, AS MAY BE SHOWN ON THE PHASE ONE PLAN, AND AS DESCRIBED IN THE DECLARATION

PARCEL D (COMPRISING PARCEL 1, PARCEL 2, PARCEL 3, AND PARCEL 4 BELOW)

PARCEL 1;

COMMERCIAL UNIT C4, AS SHOWN AND DESCRIBED IN (A) THE CONDOMINIUM PLAN RECORDED ON SEPTEMBER 20, 2001 IN BOOK 2 OF CONDOMINIUM PLANS AT PAGE 36, IN THE OFFICIAL RECORDS OF MONO COUNTY, CALIFORNIA (THE “OFFICIAL RECORDS), AS AMENDED BY CORRECTION TO RECORDING REFERENCES RECORDED ON NOVEMBER 20, 2001 AS DOCUMENT NO. 2001008410 IN THE OFFICIAL RECORDS AND AMENDMENT TO CONDOMINIUM PLAN RECORDED IN BOOK 2 PAGES 39 THROUGH 39M OF CONDOMINIUM PLANS IN THE OFFICIAL RECORDS (COLLECTIVELY, THE “PHASE ONE PLAN”) AND (B) THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR THE VILLAGE AT MAMMOTH PHASE I (WHITE MOUNTAIN LODGE AND LINCOLN HOUSE) RECORDED AS DOCUMENT NO. 2001006657, IN THE OFFICIAL RECORDS AS AMENDED BY FIRST AMENDMENT RECORDED AS DOCUMENT NO. 2001008411 IN THE OFFICIAL RECORDS AND SECOND AMENDMENT RECORDED AS DOCUMENT NO. 2003001363 IN THE OFFICIAL RECORDS (COLLECTIVELY, THE “DECLARATION”) SAID UNIT BEING SITUATED WITHIN THAT PORTION OF THE CONDOMINIUM AIR SPACE ENVELOPE DESCRIBED BY THE PHASE ONE PLAN (THE “PHASE ONE PROPERTY”) AND LOCATED ON A PORTION OF LOT 1 OF TRACT 36-193a, PER MAP RECORDED IN BOOK 10, OF TRACT MAPS, AT PAGE 60, IN THE OFFICIAL RECORDS OF MONO COUNTY, CALIFORNIA;

TOGETHER WITH

PARCEL 2: COMMON AREA APPURTENANT TO EACH COMMERCIAL UNIT

APPURTENANT TO EACH COMMERCIAL UNIT, AN UNDIVIDED 1/185th FEE SIMPLE INTEREST IN AND TO THE PHASE ONE PROPERTY LESS AND EXCEPT THE UNITS SHOWN ON THE PHASE ONE PLAN, ALSO DESCRIBED AS THE PORTION OF THE “COMMON AREA” (AS THAT TERM IS DEFINED IN THE DECLARATION) LOCATED WITHIN THE PHASE ONE PROPERTY;

TOGETHER WITH

PARCEL 3: EXCLUSIVE USE COMMON AREAS

AN EXCLUSIVE RIGHT FOR USE, POSSESSION AND ENJOYMENT APPURTENANT TO COMMERCIAL UNIT C4, FOR USE FOR BALCONY OR

PATIO PURPOSES OVER PORTIONS OF THE COMMON AREA, DEPICTED AND ASSIGNED ON THE PHASE ONE PLAN AS “B-C4”.

TOGETHER WITH

PARCEL 4: NONEXCLUSIVE EASEMENTS

NONEXCLUSIVE EASEMENTS ON, OVER, ACROSS AND THROUGH THE COMMON AREA FOR ACCESS, INGRESS, EGRESS, ENJOYMENT, DRAINAGE, ENCROACHMENT, SUPPORT, MAINTENANCE, INSPECTION, REPAIR AND FOR OTHER PURPOSES, AS MAY BE SHOWN ON THE PHASE ONE PLAN, AND AS DESCRIBED IN THE DECLARATION

PARCEL E (COMPRISING PARCEL 1, PARCEL 2, PARCEL 3, AND PARCEL 4 BELOW)

PARCEL 1

COMMERCIAL UNIT C5, AS SHOWN AND DESCRIBED IN (A) THE CONDOMINIUM PLAN RECORDED ON SEPTEMBER 20, 2001 IN BOOK 2 OF CONDOMINIUM PLANS AT PAGE 36, IN THE OFFICIAL RECORDS OF MONO COUNTY, CALIFORNIA (THE “OFFICIAL RECORDS), AS AMENDED BY CORRECTION TO RECORDING REFERENCES RECORDED ON NOVEMBER 20, 2001 AS DOCUMENT NO. 2001008410 IN THE OFFICIAL RECORDS AND AMENDMENT TO CONDOMINIUM PLAN RECORDED IN BOOK 2 PAGES 39 THROUGH 39M OF CONDOMINIUM PLANS IN THE OFFICIAL RECORDS (COLLECTIVELY, THE “PHASE ONE PLAN”) AND (B) THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR THE VILLAGE AT MAMMOTH PHASE I (WHITE MOUNTAIN LODGE AND LINCOLN HOUSE) RECORDED AS DOCUMENT NO. 2001006657, IN THE OFFICIAL RECORDS AS AMENDED BY FIRST AMENDMENT RECORDED AS DOCUMENT NO. 2001008411 IN THE OFFICIAL RECORDS AND SECOND AMENDMENT RECORDED AS DOCUMENT NO. 2003001363 IN THE OFFICIAL RECORDS (COLLECTIVELY, THE “DECLARATION”) SAID UNIT BEING SITUATED WITHIN THAT PORTION OF THE CONDOMINIUM AIR SPACE ENVELOPE DESCRIBED BY THE PHASE ONE PLAN (THE “PHASE ONE PROPERTY”) AND LOCATED ON A PORTION OF LOT 1 OF TRACT 36-193a, PER MAP RECORDED IN BOOK 10, OF TRACT MAPS, AT PAGE 60, IN THE OFFICIAL RECORDS OF MONO COUNTY, CALIFORNIA;

TOGETHER WITH

PARCEL 2: COMMON AREA APPURTENANT TO EACH COMMERCIAL UNIT

APPURTENANT TO EACH COMMERCIAL UNIT, AN UNDIVIDED 1/185th FEE SIMPLE INTEREST IN AND TO THE PHASE ONE PROPERTY LESS AND EXCEPT THE UNITS SHOWN ON THE PHASE ONE PLAN, ALSO DESCRIBED AS THE PORTION OF THE “COMMON AREA” (AS THAT TERM IS DEFINED IN THE DECLARATION) LOCATED WITHIN THE PHASE ONE PROPERTY;

TOGETHER WITH

PARCEL 3: EXCLUSIVE USE COMMON AREAS

AN EXCLUSIVE RIGHT FOR USE, POSSESSION AND ENJOYMENT APPURTENANT TO COMMERCIAL UNIT C5, FOR USE FOR BALCONY OR PATIO PURPOSES OVER PORTIONS OF THE COMMON AREA, DEPICTED AND ASSIGNED ON THE PHASE ONE PLAN AS “B-C5”.

TOGETHER WITH

PARCEL 4: NONEXCLUSIVE EASEMENTS

NONEXCLUSIVE EASEMENTS ON, OVER, ACROSS AND THROUGH THE COMMON AREA FOR ACCESS, INGRESS, EGRESS, ENJOYMENT, DRAINAGE, ENCROACHMENT, SUPPORT, MAINTENANCE, INSPECTION, REPAIR AND FOR OTHER PURPOSES, AS MAY BE SHOWN ON THE PHASE ONE PLAN, AND AS DESCRIBED IN THE DECLARATION

PARCEL F (COMPRISING PARCEL 1, PARCEL 2, PARCEL 3, AND PARCEL 4 BELOW)

PARCEL1

COMMERCIAL UNIT C6, AS SHOWN AND DESCRIBED IN (A) THE CONDOMINIUM PLAN RECORDED ON SEPTEMBER 20, 2001 IN BOOK 2 OF CONDOMINIUM PLANS AT PAGE 36, IN THE OFFICIAL RECORDS OF MONO COUNTY, CALIFORNIA (THE “OFFICIAL RECORDS), AS AMENDED BY CORRECTION TO RECORDING REFERENCES RECORDED ON NOVEMBER 20, 2001 AS DOCUMENT NO. 2001008410 IN THE OFFICIAL RECORDS AND AMENDMENT TO CONDOMINIUM PLAN RECORDED IN BOOK 2 PAGES 39 THROUGH 39M OF CONDOMINIUM PLANS IN THE OFFICIAL RECORDS (COLLECTIVELY, THE “PHASE ONE PLAN”) AND (B) THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR THE VILLAGE AT MAMMOTH PHASE I (WHITE MOUNTAIN LODGE AND LINCOLN HOUSE) RECORDED AS DOCUMENT NO. 2001006657, IN THE OFFICIAL RECORDS AS AMENDED BY FIRST AMENDMENT RECORDED AS DOCUMENT NO. 2001008411 IN THE OFFICIAL RECORDS AND SECOND AMENDMENT RECORDED AS DOCUMENT NO. 2003001363 IN THE OFFICIAL RECORDS (COLLECTIVELY, THE “DECLARATION”) SAID UNIT BEING SITUATED WITHIN THAT PORTION OF THE CONDOMINIUM AIR SPACE ENVELOPE DESCRIBED BY THE PHASE ONE PLAN (THE “PHASE ONE PROPERTY”) AND LOCATED ON A PORTION OF LOT 1 OF TRACT 36-193a, PER MAP RECORDED IN BOOK 10, OF TRACT MAPS, AT PAGE 60, IN THE OFFICIAL RECORDS OF MONO COUNTY, CALIFORNIA;

TOGETHER WITH

PARCEL 2: COMMON AREA APPURTENANT TO EACH COMMERCIAL UNIT

APPURTENANT TO EACH COMMERCIAL UNIT, AN UNDIVIDED 1/185th FEE SIMPLE INTEREST IN AND TO THE PHASE ONE PROPERTY LESS AND EXCEPT THE UNITS SHOWN ON THE PHASE ONE PLAN, ALSO DESCRIBED AS THE PORTION OF THE “COMMON AREA” (AS THAT TERM IS DEFINED IN THE DECLARATION) LOCATED WITHIN THE PHASE ONE PROPERTY;

TOGETHER WITH

PARCEL 3: EXCLUSIVE USE COMMON AREAS

AN EXCLUSIVE RIGHT FOR USE, POSSESSION AND ENJOYMENT APPURTENANT TO COMMERCIAL UNIT C6, FOR USE FOR BALCONY OR PATIO PURPOSES OVER PORTIONS OF THE COMMON AREA, DEPICTED AND ASSIGNED ON THE PHASE ONE PLAN AS “B-C6”.

TOGETHER WITH

PARCEL 4: NONEXCLUSIVE EASEMENTS

NONEXCLUSIVE EASEMENTS ON, OVER, ACROSS AND THROUGH THE COMMON AREA FOR ACCESS, INGRESS, EGRESS, ENJOYMENT, DRAINAGE, ENCROACHMENT, SUPPORT, MAINTENANCE, INSPECTION, REPAIR AND FOR OTHER PURPOSES, AS MAY BE SHOWN ON THE PHASE ONE PLAN, AND AS DESCRIBED IN THE DECLARATION

PARCEL G (COMPRISING PARCEL 1, PARCEL 2, PARCEL 3, AND PARCEL 4 BELOW)

PARCEL 1

COMMERCIAL UNIT C7, AS SHOWN AND DESCRIBED IN (A) THE CONDOMINIUM PLAN RECORDED ON SEPTEMBER 20, 2001 IN BOOK 2 OF CONDOMINIUM PLANS AT PAGE 36, IN THE OFFICIAL RECORDS OF MONO COUNTY, CALIFORNIA (THE “OFFICIAL RECORDS), AS AMENDED BY CORRECTION TO RECORDING REFERENCES RECORDED ON NOVEMBER 20, 2001 AS DOCUMENT NO. 2001008410 IN THE OFFICIAL RECORDS AND AMENDMENT TO CONDOMINIUM PLAN RECORDED IN BOOK 2 PAGES 39 THROUGH 39M OF CONDOMINIUM PLANS IN THE OFFICIAL RECORDS (COLLECTIVELY, THE “PHASE ONE PLAN”) AND (B) THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR THE VILLAGE AT MAMMOTH PHASE I (WHITE MOUNTAIN LODGE AND LINCOLN HOUSE) RECORDED AS DOCUMENT NO. 2001006657, IN THE OFFICIAL RECORDS AS AMENDED BY FIRST AMENDMENT RECORDED AS DOCUMENT NO. 2001008411 IN THE OFFICIAL RECORDS AND SECOND AMENDMENT RECORDED AS DOCUMENT NO. 2003001363 IN THE OFFICIAL RECORDS (COLLECTIVELY, THE “DECLARATION”) SAID UNIT BEING SITUATED WITHIN THAT PORTION OF THE CONDOMINIUM AIR SPACE ENVELOPE DESCRIBED BY THE PHASE ONE PLAN (THE “PHASE ONE PROPERTY”) AND LOCATED ON A PORTION OF LOT 1 OF TRACT 36-193a, PER MAP RECORDED

IN BOOK 10, OF TRACT MAPS, AT PAGE 60, IN THE OFFICIAL RECORDS OF MONO COUNTY, CALIFORNIA;

TOGETHER WITH

PARCEL 2: COMMON AREA APPURTENANT TO EACH COMMERCIAL UNIT

APPURTENANT TO EACH COMMERCIAL UNIT, AN UNDIVIDED 1/185th FEE SIMPLE INTEREST IN AND TO THE PHASE ONE PROPERTY LESS AND EXCEPT THE UNITS SHOWN ON THE PHASE ONE PLAN, ALSO DESCRIBED AS THE PORTION OF THE “COMMON AREA” (AS THAT TERM IS DEFINED IN THE DECLARATION) LOCATED WITHIN THE PHASE ONE PROPERTY;

TOGETHER WITH

PARCEL 3: EXCLUSIVE USE COMMON AREAS

AN EXCLUSIVE RIGHT FOR USE, POSSESSION AND ENJOYMENT APPURTENANT TO COMMERCIAL UNIT C7, FOR USE FOR BALCONY OR PATIO PURPOSES OVER PORTIONS OF THE COMMON AREA, DEPICTED AND ASSIGNED ON THE PHASE ONE PLAN AS “B-C7”.

TOGETHER WITH

PARCEL 4: NONEXCLUSIVE EASEMENTS

NONEXCLUSIVE EASEMENTS ON, OVER, ACROSS AND THROUGH THE COMMON AREA FOR ACCESS, INGRESS, EGRESS, ENJOYMENT, DRAINAGE, ENCROACHMENT, SUPPORT, MAINTENANCE, INSPECTION, REPAIR AND FOR OTHER PURPOSES, AS MAY BE SHOWN ON THE PHASE ONE PLAN, AND AS DESCRIBED IN THE DECLARATION

PARCEL H (COMPRISING PARCEL 1, PARCEL 2 AND PARCEL 3 BELOW)

PARCEL 1

COMMERCIAL UNIT C8, AS SHOWN AND DESCRIBED IN (A) THE CONDOMINIUM PLAN RECORDED ON SEPTEMBER 20, 2001 IN BOOK 2 OF CONDOMINIUM PLANS AT PAGE 36, IN THE OFFICIAL RECORDS OF MONO COUNTY, CALIFORNIA (THE “OFFICIAL RECORDS), AS AMENDED BY CORRECTION TO RECORDING REFERENCES RECORDED ON NOVEMBER 20, 2001 AS DOCUMENT NO. 2001008410 IN THE OFFICIAL RECORDS AND AMENDMENT TO CONDOMINIUM PLAN RECORDED IN BOOK 2 PAGES 39 THROUGH 39M OF CONDOMINIUM PLANS IN THE OFFICIAL RECORDS (COLLECTIVELY, THE “PHASE ONE PLAN”) AND (B) THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR THE VILLAGE AT MAMMOTH PHASE I (WHITE MOUNTAIN LODGE AND LINCOLN HOUSE) RECORDED AS DOCUMENT NO. 2001006657, IN THE OFFICIAL RECORDS AS AMENDED BY FIRST AMENDMENT RECORDED AS DOCUMENT NO. 2001008411 IN THE OFFICIAL RECORDS AND SECOND AMENDMENT

RECORDED AS DOCUMENT NO. 2003001363 IN THE OFFICIAL RECORDS (COLLECTIVELY, THE “DECLARATION”) SAID UNIT BEING SITUATED WITHIN THAT PORTION OF THE CONDOMINIUM AIR SPACE ENVELOPE DESCRIBED BY THE PHASE ONE PLAN (THE “PHASE ONE PROPERTY”) AND LOCATED ON A PORTION OF LOT 1 OF TRACT 36-193a, PER MAP RECORDED IN BOOK 10, OF TRACT MAPS, AT PAGE 60, IN THE OFFICIAL RECORDS OF MONO COUNTY, CALIFORNIA;

TOGETHER WITH

PARCEL 2: COMMON AREA APPURTENANT TO EACH COMMERCIAL UNIT

APPURTENANT TO EACH COMMERCIAL UNIT, AN UNDIVIDED 1/185th FEE SIMPLE INTEREST IN AND TO THE PHASE ONE PROPERTY LESS AND EXCEPT THE UNITS SHOWN ON THE PHASE ONE PLAN, ALSO DESCRIBED AS THE PORTION OF THE “COMMON AREA” (AS THAT TERM IS DEFINED IN THE DECLARATION) LOCATED WITHIN THE PHASE ONE PROPERTY;

TOGETHER WITH

PARCEL 3: NONEXCLUSIVE EASEMENTS

NONEXCLUSIVE EASEMENTS ON, OVER, ACROSS AND THROUGH THE COMMON AREA FOR ACCESS, INGRESS, EGRESS, ENJOYMENT, DRAINAGE, ENCROACHMENT, SUPPORT, MAINTENANCE, INSPECTION, REPAIR AND FOR OTHER PURPOSES, AS MAY BE SHOWN ON THE PHASE ONE PLAN, AND AS DESCRIBED IN THE DECLARATION

PARCEL I (COMPRISING PARCEL 1, PARCEL 2, AND PARCEL 3)

PARCEL 1

COMMERCIAL UNIT C9, AS SHOWN AND DESCRIBED IN (A) THE CONDOMINIUM PLAN RECORDED ON SEPTEMBER 20, 2001 IN BOOK 2 OF CONDOMINIUM PLANS AT PAGE 36, IN THE OFFICIAL RECORDS OF MONO COUNTY, CALIFORNIA (THE “OFFICIAL RECORDS), AS AMENDED BY CORRECTION TO RECORDING REFERENCES RECORDED ON NOVEMBER 20, 2001 AS DOCUMENT NO. 2001008410 IN THE OFFICIAL RECORDS AND AMENDMENT TO CONDOMINIUM PLAN RECORDED IN BOOK 2 PAGES 39 THROUGH 39M OF CONDOMINIUM PLANS IN THE OFFICIAL RECORDS (COLLECTIVELY, THE “PHASE ONE PLAN”) AND (B) THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR THE VILLAGE AT MAMMOTH PHASE I (WHITE MOUNTAIN LODGE AND LINCOLN HOUSE) RECORDED AS DOCUMENT NO. 2001006657, IN THE OFFICIAL RECORDS AS AMENDED BY FIRST AMENDMENT RECORDED AS DOCUMENT NO. 2001008411 IN THE OFFICIAL RECORDS AND SECOND AMENDMENT RECORDED AS DOCUMENT NO. 2003001363 IN THE OFFICIAL RECORDS (COLLECTIVELY, THE “DECLARATION”) SAID UNIT BEING SITUATED WITHIN THAT PORTION OF THE CONDOMINIUM AIR SPACE ENVELOPE

DESCRIBED BY THE PHASE ONE PLAN (THE “PHASE ONE PROPERTY”) AND LOCATED ON A PORTION OF LOT 1 OF TRACT 36-193a, PER MAP RECORDED IN BOOK 10, OF TRACT MAPS, AT PAGE 60, IN THE OFFICIAL RECORDS OF MONO COUNTY, CALIFORNIA;

TOGETHER WITH

PARCEL 2: COMMON AREA APPURTENANT TO EACH COMMERCIAL UNIT

APPURTENANT TO EACH COMMERCIAL UNIT, AN UNDIVIDED 1/185th FEE SIMPLE INTEREST IN AND TO THE PHASE ONE PROPERTY LESS AND EXCEPT THE UNITS SHOWN ON THE PHASE ONE PLAN, ALSO DESCRIBED AS THE PORTION OF THE “COMMON AREA” (AS THAT TERM IS DEFINED IN THE DECLARATION) LOCATED WITHIN THE PHASE ONE PROPERTY;

TOGETHER WITH

PARCEL 3: NONEXCLUSIVE EASEMENTS

NONEXCLUSIVE EASEMENTS ON, OVER, ACROSS AND THROUGH THE COMMON AREA FOR ACCESS, INGRESS, EGRESS, ENJOYMENT, DRAINAGE, ENCROACHMENT, SUPPORT, MAINTENANCE, INSPECTION, REPAIR AND FOR OTHER PURPOSES, AS MAY BE SHOWN ON THE PHASE ONE PLAN, AND AS DESCRIBED IN THE DECLARATION

PARCEL J (COMPRISING PARCEL 1, PARCEL 2, PARCEL 3, AND PARCEL 4 BELOW)

PARCEL 1

COMMERCIAL UNIT C10, AS SHOWN AND DESCRIBED IN (A) THE CONDOMINIUM PLAN RECORDED ON SEPTEMBER 20, 2001 IN BOOK 2 OF CONDOMINIUM PLANS AT PAGE 36, IN THE OFFICIAL RECORDS OF MONO COUNTY, CALIFORNIA (THE “OFFICIAL RECORDS), AS AMENDED BY CORRECTION TO RECORDING REFERENCES RECORDED ON NOVEMBER 20, 2001 AS DOCUMENT NO. 2001008410 IN THE OFFICIAL RECORDS AND AMENDMENT TO CONDOMINIUM PLAN RECORDED IN BOOK 2 PAGES 39 THROUGH 39M OF CONDOMINIUM PLANS IN THE OFFICIAL RECORDS (COLLECTIVELY, THE “PHASE ONE PLAN”) AND (B) THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR THE VILLAGE AT MAMMOTH PHASE I (WHITE MOUNTAIN LODGE AND LINCOLN HOUSE) RECORDED AS DOCUMENT NO. 2001006657, IN THE OFFICIAL RECORDS AS AMENDED BY FIRST AMENDMENT RECORDED AS DOCUMENT NO. 2001008411 IN THE OFFICIAL RECORDS AND SECOND AMENDMENT RECORDED AS DOCUMENT NO. 2003001363 IN THE OFFICIAL RECORDS (COLLECTIVELY, THE “DECLARATION”) SAID UNIT BEING SITUATED WITHIN THAT PORTION OF THE CONDOMINIUM AIR SPACE ENVELOPE DESCRIBED BY THE PHASE ONE PLAN (THE “PHASE ONE PROPERTY”) AND LOCATED ON A PORTION OF LOT 1 OF TRACT 36-193a, PER MAP RECORDED

IN BOOK 10, OF TRACT MAPS, AT PAGE 60, IN THE OFFICIAL RECORDS OF MONO COUNTY, CALIFORNIA;

TOGETHER WITH

PARCEL 2: COMMON AREA APPURTENANT TO EACH COMMERCIAL UNIT

APPURTENANT TO EACH COMMERCIAL UNIT, AN UNDIVIDED 1/185th FEE SIMPLE INTEREST IN AND TO THE PHASE ONE PROPERTY LESS AND EXCEPT THE UNITS SHOWN ON THE PHASE ONE PLAN, ALSO DESCRIBED AS THE PORTION OF THE “COMMON AREA” (AS THAT TERM IS DEFINED IN THE DECLARATION) LOCATED WITHIN THE PHASE ONE PROPERTY;

TOGETHER WITH

PARCEL 3: EXCLUSIVE USE COMMON AREAS

AN EXCLUSIVE RIGHT FOR USE, POSSESSION AND ENJOYMENT APPURTENANT TO COMMERCIAL UNIT C10, FOR USE FOR BALCONY OR PATIO PURPOSES OVER PORTIONS OF THE COMMON AREA, DEPICTED AND ASSIGNED ON THE PHASE ONE PLAN AS “B-C10”.

TOGETHER WITH

PARCEL 4: NONEXCLUSIVE EASEMENTS

NONEXCLUSIVE EASEMENTS ON, OVER, ACROSS AND THROUGH THE COMMON AREA FOR ACCESS, INGRESS, EGRESS, ENJOYMENT, DRAINAGE, ENCROACHMENT, SUPPORT, MAINTENANCE, INSPECTION, REPAIR AND FOR OTHER PURPOSES, AS MAY BE SHOWN ON THE PHASE ONE PLAN, AND AS DESCRIBED IN THE DECLARATION.

EXHIBIT B

MAP SHOWING THE RESORT “NON-COMPETE AREA”

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EXHIBIT C

ARBITRATION

An arbitration under this Agreement shall be carried out in accordance with the Federal Title 9, United States Code (or if not applicable, the applicable state law) and the applicable rules of the American Arbitration Association (the “Rules”). Such disputes shall be heard and determined by one arbitrator, and the decision of such arbitrator shall be final and binding upon the parties. The arbitrator shall be any person suggested by either of the parties and selected by the mutual agreement of the parties, provided, however, that in the event that the parties are unable to agree upon the selection of an arbitrator within fourteen days after the arbitration has been initiated, as provided in Section 6 of the Rules, then the arbitrator shall be selected by appointment from the National Panel of Arbitrators, as provided in Section 13 of the Rules. In the event of an arbitration under this Agreement, then the arbitration costs, fees and expenses shall be borne equally by the parties. The arbitrator shall follow the statutory and decisional law of the State of California. The arbitration shall be held within forty-five (45) days after the notice of arbitration. The Parties agree that the determination of the arbitrators and award, if any, may be entered with any court having jurisdiction and the determination and award, if any, may then be enforced among the Parties, without further evidentiary proceedings, as if entered by a court at the conclusion of a judicial proceeding in which no appeal was taken.

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EXHIBIT D

BAD BOY ACTS

(a)	If so directed by Owner or a Mortgagee, Manager will pay to such Mortgagee any proceeds which have been paid to the Manager under any insurance policies (or as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of any of the Operated Facilities which are received by Manager;

(b)	if so directed by Owner or a Mortgagee, Manager will pay to such Mortgagee any proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of any of the Operated Facilities which are received by Manager;

(c)	Manager will apply in accordance with the terms of the Leases all Tenant Deposits paid to or held by Manager;

(d)	If Owner has notified Manager that the same is prohibited by a Mortgagee, Manager will not accept any rent or other payment from a Tenant more than one (1) month in advance unless consented to or waived by such Mortgagee;

(e)	If so directed by Owner or a Mortgagee, Manager will pay from the Operating Account to such Mortgagee any rents, issues, profits and revenues of all or any portion of the Operated Facilities after paying Operating Expenses that are due and owing;

(f)	Manager will not commit waste on the Operated Facilities, damage to the Operated Facilities as a result of the intentional misconduct or gross negligence of Manager, or any agent or employee of Manager, or remove all or any portion of the Operated Facilities;

(g)	Subject to the Owner providing sufficient Working Capital to pay the same, Manager will pay any valid taxes, assessments, mechanic’s liens, materialmen’s liens or other liens which could create liens on the Operated Facilities which would be superior to the lien or security of title of any Mortgage or any other Mortgage Loan Documents relating to such Mortgage except, with respect to any such taxes or assessments, to the extent that funds have been deposited with the applicable Mortgagee pursuant to the terms of the Mortgage specifically for the applicable taxes or assessments and not applied by such Mortgagee to pay such taxes and assessments;

(h)

Manager will not do anything which would constitute a breach of any obligation or indemnity of Owner or Owner under the Mortgagee’s Mortgage Loan Documents relating to hazardous substances or radon or compliance with environmental laws and regulations, provided that an act or omission by a Tenant or other occupant of any of the Operated Facilities will not be a breach hereof

D-1

provided Manager takes reasonable steps to enforce the provisions of the applicable Lease in respect thereof at Owner’s sole cost; and

(i)	Manager and its agents and employees will not commit fraud, make any material misrepresentation or fail to disclose a material fact to or on behalf of Owner.

D-2

EXHIBIT E

EBITDA TERMINATION RIGHTS

ARTICLE 2 Defined Terms.

For purposes of this Exhibit E:

EBITDA Shortfall: Has the meaning attributed thereto in the definition of “EBITDA Top Up Right” below.

EBITDA Top Up Right: With respect to any Targeted EBITDA Testing Period (as defined below), means the right of Manager pursuant to Section 2(b) below to pay to Owner the amount by which the Target EBITDA for such Targeted EBITDA Testing Period exceeds the actual EBITDA for such Targeted EBITDA Testing Period (The amount of such difference, so determined, is herein called the “EBITDA Shortfall”).

Target EBITDA: With respect to any applicable Fiscal Year, means the average EBITDA during the two (2) most recently completed Fiscal Years prior to the sale of the Resort, increased annually by three percent (3%) each year thereafter on a year over year basis.

ARTICLE 3 Termination of Management Rights Upon Failure to Attain Target EBITDA.

(a)	In addition to the termination rights set forth herein subject to Sections 2(c), 2(d) and 2(e) below, Owner will have the right to terminate this Agreement in accordance with this Section 2(a) if at the conclusion of any Fiscal Year, the total EBITDA for the Operated Facilities for that Fiscal Year (the “Targeted EBITDA Testing Period”) is less than ninety percent (90%) of the applicable Target EBITDA for such Targeted EBITDA Testing Period. The right of Owner to terminate this Agreement must be exercised by giving a written notice (an “EBITDA Termination Notice”) of termination to Manager not more than one hundred twenty (120) days after the delivery of the annual financial statements required to be delivered by Manager to Owner hereunder for the last Fiscal Year of such Targeted EBITDA Testing Period. If an EBITDA Termination Notice is not given within such one hundred twenty (120) day period, then Owner shall be conclusively deemed to have waived its right to terminate this Agreement in accordance with this Section 2(a) with respect to such immediately preceding Targeted EBITDA Testing Period.

(b)	If Owner gives an EBITDA Termination Notice pursuant to Section 2(a), the effective date of the termination of this Agreement will be the sixtieth (60th) day after such notice of termination is given, unless prior thereto Manager exercises the EBITDA Top Up Right in accordance with Section 2(c) below.

(c)

Notwithstanding Section 2(a) above, if Owner gives an EBITDA Termination Notice pursuant to Section 2(a), then at any time within the thirty (30) day period after the giving of such EBITDA Termination Notice, Manager may, at its option,

E-1

exercise the EBITDA Top Up Right with respect to the immediately preceding Targeted EBITDA Testing Period by paying (or causing to be paid) to Owner the EBITDA Shortfall, calculated by reference to such last Targeted EBITDA Testing Period. Upon such payment being made to Owner, any EBITDA Termination Notices will be deemed to be withdrawn and void, and the requisite Target EBITDA shall be treated as having been met with respect to such Targeted EBITDA Testing Period.

(d)	Manager may only exercise the EBITDA Top Up Right twice in any ten (10) year period.

(e)	Notwithstanding anything to the contrary contained herein, Section 2(a) shall not be applicable and Owner shall have no right to terminate this Agreement in accordance with Section 2(a) if it can be reasonably shown by Manager that the failure to attain the requisite ninety percent (90%) of Target EBITDA for the applicable Targeted EBITDA Testing Period was the result of a Force Majeure Event. If Manager wishes to take the position that the failure to attain the requisite ninety percent (90%) of Targeted EBITDA for the applicable Targeted EBITDA Testing Period was the result of a Force Majeure Event, it must deliver to Owner giving the EBITDA Termination Notice to which the alleged Force Majeure Event relates a written notice (the “Force Majeure Defense Notice”) setting out the particulars of the Force Majeure Event in reasonable detail. If Owner does not give Manager a written notice (the “Force Majeure Dispute Notice”) within thirty (30) days after receipt of the Force Majeure Defense Notice, then Owner shall be deemed to have accepted that a Force Majeure Event has occurred as set out in the Force Majeure Defense Notice and the Operated Facilities will be deemed to have attained one hundred percent (100%) of the Target EBITDA for the applicable Targeted EBITDA Testing Period for the purposes of the determination as to whether or not Owner has the right to terminate the Agreement in accordance with Section 2(a). Owner does give the Intrawest Party delivering the Force Majeure Defense Notice a Force Majeure Dispute Notice within thirty (30) days after receipt of the Force Majeure Defense Notice, then the determination as to whether or not a Force Majeure Event has occurred will be submitted to arbitration.

E-2

EXHIBIT F

FORM OF CONSENT AND AGREEMENT OF MANAGER

See Attached

F-1